7Exhibit 10.2

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

This SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Second

Amendment”), dated as of August 13, 2023, by and among Societal CDMO, Inc., a Pennsylvania corporation (the “Borrower”), the guarantors party hereto (the “Guarantors”), the Lenders party hereto (collectively, constituting the Required Lenders), and Royal Bank of Canada (“RBC”), as Administrative Agent (as defined below). Capitalized terms not otherwise defined in this Second Amendment have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto and RBC, as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”) have entered into that certain Credit Agreement, dated as of December 12, 2022, as amended by that certain First Amendment to Credit Agreement, dated as of April 4, 2023 (as so amended, the “Existing Credit Agreement” and, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including as amended by this Second Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has acknowledged that an Event of Default has occurred under Section 9.01(m) of the Existing Credit Agreement as a result of the assertion that the Subordination Agreement, dated as of December 15, 2022 (the “Subordination Agreement”), by and among the Borrower, the Subordinated Lender (as defined therein), the Administrative Agent and RBC, as the Senior Lender (as defined therein), is invalid (such Event of Default, the “Existing Default”);

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto (collectively constituting the Required Lenders) have agreed, to waive the Existing Default and amend the Existing Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4:

(a)
The Existing Credit Agreement is hereby amended as set forth in Annex A hereto (stricken text shall be deleted from the Existing Credit Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Existing Credit Agreement (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text)).

(b)
Schedule 11.02 of the Existing Credit Agreement is hereby amended and restated in its entirety with Schedule 11.02 attached hereto as Annex B.

SECTION 2. Limited Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Lenders hereby agree to waive the Existing Default. The foregoing waiver is limited to the matters expressly set forth in this Section 2 and is not a waiver of any Default or Event of Default other than as expressly provided herein.

SECTION 3. Reaffirmation.

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(a)
Notwithstanding the effectiveness of this Second Amendment, each Loan Party confirms and reaffirms that each Collateral Document, each other Loan Document and all guarantees (and related obligations), indemnities (and related obligations), pledges, charges, mortgages, grants, security interests, liens and other agreements thereunder shall continue to be in full force and effect and shall extend to all Obligations arising under any Loan Document (including as a result of this Second Amendment).

(b)
This Second Amendment shall not release, limit nor impair in any way (i) any guarantee or indemnity provided under the Credit Agreement or any other Loan Document or (ii) any pledges, grants, charges, mortgages, security interests or liens (or the priority thereof) held by the Administrative Agent for the benefit of the Secured Parties against any assets of any Loan Party arising under any Collateral Document or any other Loan Document.

(c)
The Borrower and the Guarantors acknowledge, that as of the Second Amendment Effective Date, (i) the outstanding Obligations under the Credit Agreement is not less than $35,977,500 (plus interest and any outstanding fees, costs and expenses of the Administrative Agent and the Lenders),

(ii) such Obligations are payable in accordance with the terms of the Loan Documents and (iii) the Borrower and each Guarantor waive any defense, offset, counterclaim or recoupment with respect thereto.

SECTION 4. Conditions to Effectiveness of the Second Amendment. The amendments set forth in Section 1 and the waivers set forth in Section 2 shall become effective on the date hereof (the “Second Amendment Effective Date”) upon satisfaction of the following conditions:

(a)
The Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.

(b)
The representations and warranties set forth in this Second Amendment shall be true and correct in all material respects on the Second Amendment Effective Date.

(c)
After giving effect to the waivers in Section 2, no Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

(d)
The Administrative Agent and the Lenders shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i)
(A) a certificate of a Responsible Officer of each Loan Party, dated the Second Amendment Effective Date and certifying (x) that the copies of the certificates of formation or articles of incorporation and by-laws or operating agreements (or in each case, the equivalent thereof) of such Loan Party provided on the Closing Date continue to be true and correct copies thereof as in effect on the Second Amendment Effective Date (or, if any such organizational documents have been amended or modified, that attached thereto are true and correct copies of such organizational documents as in effect on the Second Amendment Effective Date), (y) that attached thereto are true and complete copies of resolutions duly adopted by the applicable governing body of such Loan Party and continuing in effect, which authorize the execution, delivery and performance by such Loan Party of this Second Amendment and the consummation of the transactions contemplated hereby and (z) the signatures of the officers of such Loan Party authorized to execute and deliver this Second Amendment and all related instruments and documents on behalf of such Loan Party related thereto and (B) a certificate of another officer as to the incumbency and specimen signature of the officer executing the certificate pursuant to clause (A);

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(ii)
a recent certificate issued by the Secretary of State (or the equivalent thereof) of the jurisdiction of formation of each Loan Party certifying that such Loan Party is in good standing;

(iii)
a certificate, dated as of the Second Amendment Effective Date and signed by a Responsible Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of this Section 4;

(iv)
an amendment to the IRISYS Seller Note, as in effect on the Closing Date, to provide for the deferral of the principal amount due on August 13, 2023 in respect of thereof on terms and conditions satisfactory to the Administrative Agent and the Lenders (including with respect to any warrants issued in connection with such amendment), executed by the parties thereto;

(v)
a subordination agreement in respect of the IRISYS Seller Note on terms and conditions satisfactory to the Administrative Agent and the Lenders, executed by the parties to the Subordination Agreement;

(vi)
the amended and restated letter, dated on or prior to the Second Amendment Effective Date (the “Engagement Letter”), setting forth the terms of the engagement of RPA Advisors, LLC (“RPA”) by Orrick, Herrington & Sutcliffe LLP, executed by the Borrower, the Guarantors and the other parties thereto;

(vii)
an updated Disclosure Letter, dated as of the Second Amendment Effective Date;

and

(viii)
an updated perfection certificate, dated as of the Second Amendment Effective

Date.

SECTION 5. Conditions Subsequent.

(a)
By no later than August 14, 2023, the Administrative Agent shall have received reimbursement of the amount overfunded by the Lenders on the Closing Date, equal to $224,100.00, from Borrower for the account of the Lenders.

(b)
By no later than August 14, 2023, the Administrative Agent shall have received evidenced satisfactory to it that the Borrower has replenished the retainer of RPA, in the amount described in the Engagement Letter.

(c)
By no later than August 14, 2023, the Administrative Agent and the Lenders shall have received all fees (including the Second Amendment Fee) and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

SECTION 6. Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Second Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each of the Lenders party hereto as follows:

(a)
the execution, delivery and performance by each Loan Party of this Second Amendment

(x) are within such Loan Party’s corporate or other organizational power and (y) have been duly authorized by all necessary corporate or other organizational action of such Loan Party;

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(b)
this Second Amendment has been duly executed and delivered by each Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms;

(c)
the execution and delivery of this Second Amendment by each Loan Party and the performance by such Loan Party of its obligations hereunder (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (x) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) any material requirement of Law applicable to it (except to the extent such contravention would not reasonably be expected to have a Material Adverse Effect), (y) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (y), would reasonably be expected to result in a Material Adverse Effect and (z) will not result in the creation or imposition of any Lien on any properties or revenues of such Loan Party (other than Permitted Liens); and

(d)
(x) the representations and warranties of each Loan Party contained in the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Second Amendment Effective Date; provided, that (1) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date and (2) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (y) no Default or Event of Default has occurred and is continuing on the Second Amendment Effective Date.

SECTION 7. Effects on Loan Documents; Acknowledgements and Consents of the Parties.

(a)
Except as specifically amended herein or contemplated hereby, each Loan Document continues to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)
The execution, delivery and effectiveness of this Second Amendment does not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

(c)
On and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement and (ii) this Second Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(d)
The Borrower and the Guarantors acknowledge and agree that the Loan Parties shall pay all of the reasonable and documented fees and expenses of the Administrative Agent’s legal and financial advisors in connection with the Administrative Agent’s ongoing monitoring of the Borrower following the Second Amendment Effective Date.

(e)
The parties hereto agree that the upon delivery of the amendment to the IRISYS Seller Note in accordance with Section 4(d)(iv) of this Second Amendment, except with respect to payments made on the IRISYS Seller Note permitted by Section 2.03(b)(i)(B) of the Credit Agreement, the Borrower shall

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not make any principal payment in respect of the IRISYS Seller Note until the earlier of (i) the closing of the Specified Asset Sale and (ii) June 24, 2024.

SECTION 8. No Novation. This Second Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or any other Loan Document or discharge or release any Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing or guaranteeing the same, which shall remain in full force and effect, except to any extent modified hereby. Nothing in this Second Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor, grantor or pledgor under any Loan Document.

SECTION 9. Amendments; Execution in Counterparts; Severability.

(a)
This Second Amendment may not be amended nor may any provision hereof be waived, except in accordance with the provisions of Section 11.01 of the Credit Agreement; and

(b)
To the extent any provision of this Second Amendment is prohibited by or invalid under the applicable Requirements of Law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Second Amendment in any jurisdiction.

SECTION 10. Governing Law; Waiver of Jury Trial; Jurisdiction. THIS SECOND AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 11. Headings. Section headings in this Second Amendment are included herein for convenience of reference only, are not part of this Second Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Second Amendment.

SECTION 12. Counterparts. This Second Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and each such counterpart, taken together, shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person. It is understood and agreed that the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any Loan Document shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SOCIETAL CDMO, INC.,
as the Borrower

By:	/s/ Ryan D. Lake
	Name:	Ryan D. Lake
	Title:	Chief Financial Officer

SOCIETAL CDMO GAINESVILLE, LLC,
as a Guarantor

By:	/s/ Ryan D. Lake
	Name:	Ryan D. Lake
	Title:	Chief Financial Officer

SOCIETAL CDMO GAINESVILLE DEVELOPMENT, LLC,
as a Guarantor

By:	/s/ Ryan D. Lake
	Name:	Ryan D. Lake
	Title:	Chief Financial Officer

SOCIETAL CDMO SAN DIEGO, LLC,
as a Guarantor

By:	/s/ Ryan D. Lake
	Name:	Ryan D. Lake
	Title:	Chief Financial Officer

[Signature Page to Second Amendment and Waiver to Credit Agreement]

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Annie Lee
	Name:	Annie Lee
	Title:	Manager, Agency Services

[Signature Page to Second Amendment and Waiver to Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Amy G. Josephson
	Name:	Amy G. Josephson
	Title:	Authorized Signatory

[Signature Page to Second Amendment and Waiver to Credit Agreement]

Annex A

Amended Credit Agreement

[Attached]

CREDIT AGREEMENT

Dated as of December 12, 2022

as amended pursuant to the First Amendment to Credit Agreement, dated as of April 4, 2023, and the Second Amendment and Waiver to Credit Agreement, dated as of August 13, 2023 among

SOCIETAL CDMO, INC.,

as the Borrower,

CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER,

as the Guarantors,

ROYAL BANK OF CANADA,

as the Administrative Agent and

THE LENDERS FROM TIME TO TIME PARTY HERETO

RBC CAPITAL MARKETS1,

as Sole Lead Arranger and Sole Bookrunner

1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms.	1
1.02	Other Interpretive Provisions	36
1.03	Accounting Terms	37
1.04	Times of Day	38
1.05	Currency Generally	38
2.11	Sharing of Payments by Lenders	~~38~~39

ARTICLE II THE COMMITMENTS		39

2.01	Commitments and Warrants	39
2.02	Borrowings.	~~39~~40
2.03	Prepayments	40
2.04	Termination of Commitments.	~~42~~43
2.05	Repayment of Loans.	~~42~~43
2.06	Interest	43
2.07	Fees	~~43~~44
2.08	Computation of Interest.	~~44~~45
2.09	Evidence of Debt	~~44~~45
2.10	Payments Generally.	~~44~~45
2.11	Sharing of Payments by Lenders	~~45~~46
2.12	Defaulting Lenders	46

ARTICLE III TAXES, INCREASED COSTS AND YIELD PROTECTION		~~47~~48

3.01	Taxes	~~47~~48
3.02	Increased Costs	~~50~~51
3.03	Illegality	~~51~~52
3.04	Inability to Determine Rates	~~51~~52
3.05	Mitigation Obligations; Replacement of Lenders	~~53~~54
3.06	Survival.	~~54~~55

ARTICLE IV GUARANTY		~~54~~55

4.01	The Guaranty.	~~54~~55
4.02	Obligations Unconditional	~~54~~55
4.03	Reinstatement	~~55~~56
4.04	Certain Additional Waivers	~~55~~56
4.05	Remedies	~~56~~57
4.06	Rights of Contribution	~~56~~57
4.07	Guarantee of Payment; Continuing Guarantee	~~56~~57

ARTICLE V CONDITIONS PRECEDENT TO COMMITMENTS AND BORROWINGS		~~56~~57

5.01	Conditions of Commitments.	~~56~~57
5.02	Conditions of Initial Borrowings	~~56~~57
5.03	Conditions to all Borrowings	~~60~~61

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~60~~61

6.01	Existence, Qualification and Power	~~60~~61
6.02	Authorization; No Contravention	~~61~~62

i

6.03	Governmental Authorization; Other Consents	~~61~~62
6.04	Binding Effect	~~61~~62
6.05	Financial Statements; No Material Adverse Effect	~~61~~62
6.06	Litigation	~~62~~63
6.07	No Default	~~62~~63
6.08	Ownership of Property; Liens	~~62~~63
6.09	Environmental Compliance	~~62~~64
6.10	Insurance	~~63~~64
6.11	Taxes	~~64~~65
6.12	ERISA Compliance.	~~64~~65
6.13	Subsidiaries and Capitalization	~~64~~65
6.14	Margin Regulations; Investment Company Act	~~65~~66
6.15	Disclosure	~~65~~66
6.16	Compliance with Laws	~~65~~67
6.17	Intellectual Property; Licenses, Etc.	~~66~~67
6.18	Solvency	~~68~~69
6.19	Perfection of Security Interests in the Collateral	~~68~~69
6.20	Business Locations	~~68~~69
6.21	Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act	~~68~~70
6.23	Registration Rights	~~69~~70
6.24	Material Contracts.	~~69~~70
6.25	Compliance of Products.	~~69~~70
6.26	Labor Matters.	~~73~~75
6.27	EEA Financial Institution.	~~74~~75
6.28	Regulation H.	~~74~~75

ARTICLE VII AFFIRMATIVE COVENANTS		~~74~~75
7.01	Financial Statements.	~~74~~75
7.02	Certificates; Other Information	~~75~~76
7.03	Notices	~~77~~78
7.04	Payment of Obligations	~~77~~79
7.05	Preservation of Existence, Etc.	~~78~~79
7.06	Maintenance of Properties	~~78~~79
7.07	Maintenance of Insurance	~~78~~80
7.08	Compliance with Laws.	~~79~~80
7.09	Books and Records	~~79~~80
7.10	Inspection Rights	~~79~~81
7.11	Use of Proceeds	~~79~~81
7.12	Additional Subsidiaries	~~80~~81
7.13	ERISA Compliance	~~80~~81
7.14	Pledged Assets	~~80~~82
7.15	Compliance with Material Contracts	~~81~~82
7.16	Deposit Accounts	~~81~~82
7.17	Products and Key Permits	~~81~~83
7.18	Consent of Licensors	~~82~~83
7.19	Anti-Corruption Laws	~~82~~83
7.20	Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.	~~82~~83
7.21	Post-Closing Obligations	~~83~~85
7.22	Second Amendment Obligations	85

ARTICLE VIII NEGATIVE COVENANTS		~~84~~85

8.01	Liens.	~~84~~85
8.02	Investments	~~86~~87
8.03	Indebtedness.	~~87~~89
8.04	Fundamental Changes.	~~89~~90
8.05	Dispositions	~~89~~91
8.06	Restricted Payments	~~90~~91
8.07	Change in Nature of Business	~~90~~92
8.08	Transactions with Affiliates and Insiders	~~90~~92
8.09	Burdensome Agreements	~~91~~92
8.10	Use of Proceeds	~~91~~93
8.11	Prepayment of Junior Debt	~~91~~93
8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments	~~91~~93
8.13	Ownership of Subsidiaries	~~92~~93
8.14	Sale Leasebacks	~~92~~93
8.15	Sanctions; Anti-Corruption Laws	~~92~~93
8.16	Financial Covenants.	~~92~~94
8.17	Capital Expenditures	94

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		~~93~~95

9.01	Events of Default	~~93~~95
9.02	Remedies Upon Event of Default	~~95~~97
9.03	Application of Funds	~~96~~98

ARTICLE X ADMINISTRATIVE AGENT		~~97~~98

10.01	Appointment and Authority.	~~97~~98
10.02	Rights as a Lender	~~97~~99
10.03	Exculpatory Provisions	~~98~~99
10.04	Reliance by Administrative Agent	~~98~~100
10.05	Delegation of Duties	~~99~~100
10.06	Resignation of Administrative Agent	~~99~~101
10.07	Non-Reliance on Administrative Agent and Other Lenders	~~99~~101
10.08	Administrative Agent May File Proofs of Claim	~~100~~101
10.09	Collateral and Guaranty Matters	~~100~~102
10.10	Appointment of Administrative Agent as Security Trustee	~~101~~103
10.10	Erroneous Payments	~~101~~103

ARTICLE XI MISCELLANEOUS		~~104~~106

11.01	Amendments, Etc.	~~104~~106
11.02	Notices and Other Communications; Facsimile Copies	~~106~~107
11.03	No Waiver; Cumulative Remedies; Enforcement.	~~107~~109
11.04	Expenses; Indemnity; and Damage Waiver	~~107~~109
11.05	Payments Set Aside	~~109~~111
11.06	Successors and Assigns	~~110~~112
11.07	Treatment of Certain Information; Confidentiality	~~113~~115
11.08	Set-off	~~114~~116
11.09	Interest Rate Limitation	~~115~~117
11.10	Counterparts; Integration; Effectiveness	~~115~~117
11.11	Survival of Representations and Warranties	~~115~~117
11.12	Severability	~~115~~117

11.13	Replacement of Lenders.	~~116~~118
11.14	Governing Law; Jurisdiction; Etc.	~~116~~118
11.15	Waiver of Right to Trial by Jury	~~118~~119
11.16	Electronic Execution of Assignments and Certain Other Documents	~~118~~120
11.17	USA PATRIOT Act	~~118~~120
11.18	No Advisory or Fiduciary Relationship	~~118~~120
11.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~119~~121
11.20	Collateral and Guaranty Release.	~~119~~121
11.21	Acknowledgement Regarding Any Supported QFCs.	~~120~~122

SCHEDULES

2.01	Commitments and Applicable Percentages
7.21	Post-Closing Obligations
11.02	Certain Addresses for Notices

EXHIBITS

A.	Form of Loan Notice
B.	Form of Note
C.	Form of Joinder Agreement
D.	Form of Assignment and Assumption
E.	Form of Compliance Certificate
F.	Form of Solvency Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 12, 2022, by and among SOCIETAL CDMO, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and ROYAL BANK OF CANADA, as the Administrative Agent.

The Borrower has requested that the Lenders make an investment in the Borrower in the form of term loan facilities, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01
Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) assets of another person which constitute all or any significant portion of the assets of such Person, or of any division, line of business or other business unit of such Person, (b) non-exclusive or exclusive licenses of Intellectual Property of a Third Party to be used in connection with the development, manufacture, commercialization, and/or distribution of a Product, other than any such licenses entered into in the ordinary course of business of the Borrower and its Subsidiaries (it being understood and agreed that any such license which contemplates aggregate payments by the Borrower and its Subsidiaries in consideration for such license in excess of $5,000,000 to a Third Party licensor and its affiliates shall be deemed to be outside of the ordinary course of business of the Borrower and its Subsidiaries) or (c) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR plus (b) 0.11448%.

“Administrative Agent” means Royal Bank of Canada in its capacity as administrative agent hereunder, or any successor administrative agent as provided in Section 10.06; provided that at any time that Royal Bank of Canada is the only Lender, any notices, payments, prepayments, repayments and approvals (except for waivers and amendments) shall be provided to, made by or to, as applicable, Royal Bank of Canada in its capacity as the sole Lender hereunder. Royal Bank of Canada, as the initial Lender shall provide the Administrative Agent five (5) Business Days’ prior written notice (or such other period as agreed to by the Administrative Agent) of the assignment by it of any or all of its Commitment to any additional Lender (such date, the “Syndication Date”). On and following the Syndication Date, all references to the Administrative Agent shall refer to Royal Bank of Canada, in its capacity as administrative agent hereunder; “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as amended or otherwise modified from time to time. “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery

Act 2010 and other anti-corruption laws and regulations of any jurisdiction.

“Anti-Money Laundering Laws” means the Bank Secrecy Act, as amended by the USA PATRIOT Act, and other anti-money laundering laws, rules, and regulations of any jurisdiction.

“APIL” means Alkermes Pharma Ireland Limited, a private company limited by shares incorporated in Ireland with number 448848.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time and (ii) thereafter, the outstanding principal amount of such Lender’s Loans at such time. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Margin” means (a) from the Funding Date until the one (1) year anniversary of the Funding Date, 4.50% per annum; (b) from the one (1) year anniversary of the Funding Date until the two

(2) year anniversary of the Funding Date, 5.00% per annum; and (c) from the two (2) year anniversary of the Funding Date and thereafter, 5.50% per annum.

“Appropriate Lender” means, at any time, with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.04(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Rate in effect on such day plus ½ of 1.00% and (iii) Term SOFR for a three-month tenor in effect for such day plus 1.00%; provided that to the extent such highest rate as calculated above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective on the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.04(b).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)
the Base Rate; or

(b)
Adjusted Daily Simple SOFR; or

(c)
the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for

Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any)

(x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.04.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Term A Loans made by each of the Lenders pursuant to Section 2.01 on a single date of a group of Loans having the same Interest Period.

“Business Day” means any day other than a Saturday or a Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York; provided, that, when used in connection with a Term SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Capital Lease” means, subject to Section 1.03(b), as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of

(i) any domestic commercial bank of recognized standing having capital and surplus in excess of

$500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition,

(c)
commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d), (f) other short term liquid investments approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (g) solely with respect to any Foreign Subsidiary, investments equivalent to those referred to in clauses (a) through (f) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for short-term cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.

“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“cGCP” means the then current Good Clinical Practices that establish the ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 312) and for outside the United States by comparable Governmental Authorities.

“cGMP” means the then current good manufacturing practices and regulatory requirements for manufacturing pharmaceutical or biological products (and components thereof) that are promulgated or endorsed for the United States by the FDA (including through 21 CFR Parts 210 and 211) and for outside the United States by comparable Governmental Authorities.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing 50% or more of the aggregate ordinary voting power in the election of the Board of Directors of the Borrower represented by the issued and outstanding Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)
during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election, appointment or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors or (iii) whose election, appointment or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment or nomination at least a majority of that Board of Directors; or

(c)
any “Change of Control” (or any comparable term) shall occur under any agreement evidencing Indebtedness in excess of the Threshold Amount.

“Closing Date” means December 12, 2022.

“CMS” means the U.S. Center for Medicare and Medicaid Services.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives (or, if approved by the Administrative Agent, subordinates) any Liens held by such Person on such property, and permits the Administrative Agent reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Documents” means a collective reference to the Security Agreement, the U.S. Pledge Agreement, the Mortgages, the Deposit Account Control Agreements, the Collateral Questionnaire, the Collateral Access Agreements, the Real Property Security Documents and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Collateral Questionnaire” means that certain collateral questionnaire, in form and substance reasonably satisfactory to Administrative Agent, executed by the Borrower as of the Funding Date.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01, in the principal amount set forth opposite such Lender’s name on Schedule 2.01. The aggregate principal amount of the Commitments of all of the Lenders as in effect on the Closing Date is up to $37,500,000, subject to the Final Funding Amount.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E. “Consolidated EBITDA” means, for any period, for the Loan Parties on a consolidated basis, an amount equal to the total of: (a) Consolidated Net Income for such period plus (b) the following (without duplication), in each case (other than with respect to clause (b)(x)), to the extent deducted in calculating such Consolidated Net Income, all as determined in accordance with GAAP, (i) gross interest expense for such period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets (but excluding, for the avoidance of doubt, any interest expense attributable to operating leases and Capital Leases or under the Master Lease Agreement), (ii) the provision for current and deferred federal, state, local and foreign income taxes paid or accrued for such period, (iii) depreciation and amortization expense for such period, (iv) unusual, infrequent or non-recurring losses, charges or expenses for such period (including without limitation any such losses, charges or expenses for such period resulting from the impact of the adoption by the Loan Parties of ASU 2014-09 for revenue recognition and similar timing impacts for the adoption of new accounting standards); provided, that, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (b)(iv) for such period shall not exceed ten percent (10%) of Consolidated EBITDA (calculated prior to giving effect to the add backs permitted pursuant to this clause (b)(iv)) for such period, (v) non-cash charges (including, without limitation, stock-based compensation expense, contingent consideration expense and warrant mark-to-market adjustment expense (but excluding non-cash charges related to receivables)) for such period which do not represent a cash item in such period or any future period, (vi) any losses in such period resulting from any Disposition outside of the ordinary course of business, including any net loss from discontinued operations, (vii) all losses in such period with respect to foreign exchange transactions ~~and~~, (viii) fees, costs and expenses of the Loan Parties incurred directly in connection with the Transactions and the Equity Raise, (ix) up to $1,000,000 of fees, costs and expenses of the Loan Parties incurred directly in connection with the Second Amendment and (x) restructuring expenses, including employee severance, fees of the Administrative Agent’s advisors, and other employee and professional fees directly pertaining to restructuring-related activities after the Second Amendment Effective Date; provided, that, the Borrower shall deliver a certificate executed by a Responsible Financial Officer of the Borrower providing evidence reasonably satisfactory to the Administrative Agent that all amounts added back pursuant to ~~this clause~~clauses (b)(viii), b(ix) and (b)(x) represent bona fide fees, costs and expenses of the Loan Parties that were actually incurred by the Loan Parties during such period, and minus (c) the following (without duplication), in each case, to the extent included in calculating such Consolidated Net Income, all as determined in accordance with GAAP, (i) federal, state, local and foreign income tax credits for such period, (ii) all non-cash income or gains for such period, (iii) all gains for such period in connection with any Disposition outside of the ordinary course of business, including any gains from discontinued operations and (iv) all gains in such period with respect to foreign exchange transactions. Notwithstanding the foregoing, for all purposes herein, Consolidated EBITDA for the fiscal quarters ending December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 shall be deemed to be an amount separately agreed in writing between the Administrative Agent and the Borrower prior to the Funding Date.

“Consolidated Net Income” means for any period, for the Loan Parties on a consolidated basis, net income (or loss) for such period, as determined in accordance with GAAP; provided, that, there shall not be included in such Consolidated Net Income any gains or losses that are both unusual and infrequent.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date minus (ii) Unrestricted Cash of the Borrower and its Subsidiaries held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement as of such date, in the case of this clause (ii), in an amount not to exceed

$7,500,000 to (b) Consolidated EBITDA for the period of the four fiscal quarters of the Borrower most recently ended.

“Consolidated Revenues” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of net revenues for such period of the Borrower and its Subsidiaries (including, for the avoidance of doubt, for any period, the applicable portion of any one-time upfront cash payment with respect to any such net revenues of the Borrower and its Subsidiaries for which GAAP required the recognition of revenue from such cash payment to be deferred over time), all as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Controlled Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (a) is organized for the purposes of making equity investments in one or more companies and

(b) is controlled by, or under common control with, such Person. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Controlled Substances Act” means the U.S. Controlled Substances Act (or any successor thereto) and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Copyrights” means all copyrights, whether statutory or common law, along with any and all

(a) applications for registration, renewals, revisions, extensions, reversions, restorations, derivative works, enhancements, modifications, updates and new releases thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

“Covered Agreements” means the Novartis Agreement, the Verapamil Agreement, and the Verelan Agreement.

“Covered Entity” means any of the following:

(a)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R § 47.3(b); or

(c)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Day”), that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that if as of 5:00 p.m. (New York City time) on any SOFR Determination Day Daily Simple SOFR for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then Daily Simple SOFR will be Daily Simple SOFR as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which Daily Simple SOFR was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Determination Day; provided, that to the extent such rate as determined above shall, at any time, be less than the Floor, such rate shall be deemed to be Floor for all purposes herein.

“DEA” means the United States Drug Enforcement Administration and any successor administration thereto.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Default Rate” has the meaning set forth in Section 2.06(b).

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its funding obligations hereunder within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has,

(i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code), investment account (including securities accounts) or other account in which funds are held or invested to or for the credit or account of any Loan Party.

“Deposit Account Control Agreement” means any account control agreement by and among a Loan Party, the applicable depository bank (or securities intermediary, as the case may be) and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any comprehensive Sanctions.

“Disclosure Letter” means, as the context may require, that certain disclosure letter dated as of the Funding Date or that certain disclosure letter dated as of the Second Amendment Effective Date, in each case containing certain schedules delivered by the Loan Parties to the Administrative Agent and the Lenders.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction or any issuance by any Subsidiary of its Equity Interests) of any property by any Loan Party or any Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the following (the following referred to herein collectively, as the “Permitted Transfers”): (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that, if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party, (d) the abandonment or other disposition of Intellectual Property that is not material and is no longer used or useful in any material respect in the business of the Borrower and its Subsidiaries, (e) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to third parties in the ordinary course of business and not interfering with the business of the Borrower and its Subsidiaries, (f) any Involuntary Disposition, (g) dispositions of cash and Cash Equivalents in the ordinary course of business, (h) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction, (i) Permitted Licenses, (j) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable Law, (k) any disposition or other transfer of any Product inventory, without the payment or provision of consideration to the Borrower or any of its Subsidiaries for such Product inventory (other than expense reimbursement), reasonably necessary for the conduct of any then on-going clinical trial or other development or regulatory activities associated with such Product, (l) to the extent constituting a sale, transfer, license, lease or other disposition, the granting, existence or creation of a Lien (but not the sale, transfer, license, lease or other disposition of the property subject to such Lien) permitted under Section 8.01, Investments permitted under Section 8.02, fundamental changes permitted under Section 8.04 and Restricted Payments permitted under Section 8.06 (in each case, other than by reference to Section 8.05 or this definition (or any sub-clause of either thereof)), (m) the termination of Swap Contracts permitted hereunder in the ordinary course of business, and (n) a disposition of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds (determined on an after-tax basis) of such disposition are applied to the purchase price of such replacement.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the ninety-first (91st) day after the Maturity Date (other than (x) settlements, conversions, redemptions and payments solely in the form of Qualified Capital Stock and (y) cash in lieu of fractional shares), (b) requires the payment of any cash dividends at any time prior to the ninety-first (91st) day after the Maturity Date (other than the payment of cash in lieu of fractional shares), (c) contains any repurchase obligation at the option of the holder thereof, in whole or in part, which may come into effect prior to the ninety-first (91st) day following the Maturity Date (other than (x) any obligation for repurchases solely made with Qualified Capital Stock and (y) cash in lieu of fractional shares) or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in each case at any time prior to the ninety-first (91st) day after the Maturity Date; provided, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control occurring prior to the ninety-first (91st) day after the Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents; provided, further, that, if such Equity Interests are issued pursuant to a plan for the benefit of employees or other service providers of the Borrower or any Subsidiary or by any such plan to such employees or other service providers, such Equity Interests shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by the Borrower or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or in connection with such employee’s or other services provider’s termination, death or disability.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Duration Fee” has the meaning set forth in Section 2.07(~~c~~d).

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn out payments in respect thereof as specified in the documents relating to such Acquisition. For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assets” means assets (other than current assets) that are used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMA” means the European Medicines Agency or any successor entity.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means (a) any issuance by Borrower or any Subsidiary thereof to any Person that is not a Loan Party or a Subsidiary thereof, of (i) shares of its Qualified Capital Stock, (ii) any shares of its Qualified Capital Stock pursuant to the exercise of options or warrants, (iii) any shares of its Qualified Capital Stock pursuant to the conversion of any debt securities to equity and (iv) any preferred equity or other type of equity instrument and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Subsidiary thereof.

“Equity Raise” has the meaning set forth in Section 5.02(r).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 10.10(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.10(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.10(d)(i). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.10(d)(i). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.10(e). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the

Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Accounts” means Deposit Accounts (a) used exclusively for trust, payroll, payroll taxes and other employee wage or employee benefit payments to or for the benefit of any Loan Party’s employees, (b) that are zero balance accounts, (c) over which the grant of a Deposit Account Control

Agreement is legally prohibited or which constitute cash collateral in respect of a Permitted Lien and

(d) in which the amount on deposit that constitute “Excluded Accounts” in reliance of this clause (d) does not exceed $150,000 in the aggregate for all such accounts at any time.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real or personal property which is located outside of the United States (other than, for the avoidance of doubt, any Equity Interests of a Foreign Subsidiary required to be pledged pursuant to Section 7.14), (b) with respect to any Loan Party that is organized under the laws of any state of the United States or the District of Columbia, any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (x) governed by the Uniform Commercial Code or (y) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) the Equity Interests of any Foreign Subsidiary or Foreign Subsidiary Holding Company, in each case, to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a),

(d) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (e) (i) any leasehold interest of any Loan Party in real property and (ii) any fee owned real property of any Loan Party with, in each case with respect to clauses (i) and (ii), a fair market value of less than $1,000,000, (f) any general intangible, permit, lease, license, contract or other instrument of a Loan Party if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or lapse of time or both); provided, that, (x) any such limitation described in this clause (f) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the applicable Collateral Document and such general intangible, permit, lease, license, contract or other instrument shall no longer constitute “Excluded Property” and shall be considered Collateral, (g) those assets with respect to which the granting of security interests in such assets would be prohibited by applicable Law or regulation (other than to the extent that any such Law, regulation or prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law or principles of equity), or would require governmental consent (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law or principles of equity); provided, that, immediately upon the ineffectiveness, lapse or termination of any such Law, regulation, prohibition or requirement for consent or the obtaining of any such consent, a security interest in such assets shall be automatically and simultaneously granted under the applicable Collateral Document and such assets shall no longer constitute “Excluded Property” and shall be considered Collateral, (h) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall no longer constitute “Excluded Property” and shall be considered Collateral, (i) “margin stock” (within the meaning of Regulation U issued by the FRB), (j) any real or personal property as to which the Administrative Agent and the Borrower agree in writing that the costs or other consequences of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom, (k) Equity Interests in any Person (other than Wholly Owned Subsidiaries) to the extent the pledge thereof is not permitted by the terms of such Person’s Organization Documents and (l) any Excluded Accounts described in clauses (a) or (c) (solely to the extent constituting cash collateral in respect of a Permitted Lien of the type described in any of Sections 8.01(e), (f), (p), (r), (u), (v) and (w)) of the definition thereof.

“Excluded Taxes” has the meaning set forth in Section 3.01(a).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of November 17, 2017, by and between Societal CDMO, Inc. (f/k/a Recro Pharma, Inc.), a Pennsylvania corporation, certain domestic subsidiaries of the Borrower and Athyrium Opportunities III Acquisition LP, as the Administrative Agent and the lenders party thereto from time to time, as amended or otherwise modified.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, that, Extraordinary Receipts shall exclude (w) working capital adjustments in connection with any Acquisition, (x) indemnification payments to the extent constituting reimbursement for cash expenses incurred by any Loan Party with respect to the event giving rise to the related indemnity claims, (y) fees received from any out-licensing agreements permitted hereunder and

(z) proceeds from the issuance or sale of Qualified Capital Stock of the Borrower.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“Facility” means, at any time, (a) on or prior to the Funding Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“FDA” means the United States Food and Drug Administration and any successor entity. “FDCA” means the U.S. Food, Drug and Cosmetic Act (or any successor thereto) and the rules,

regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fee Letter” means that certain letter agreement dated as of the Funding Date by and among the Borrower and the Administrative Agent, as amended or otherwise modified from time to time.

“Final Funding Amount” has the meaning specified in Section 2.01.

“Fixed Charge Coverage Ratio” means, with respect to any Measurement Period, the ratio of (a) the sum of (i) Consolidated EBITDA for such Measurement Period plus (ii) expense attributed to obligations in respect of operating leases under GAAP or under the Master Lease Agreement paid during such Measurement Period minus (iii) capital expenditures required in connection with the ordinary course maintenance of any property of the Borrower and its Subsidiaries paid during such Measurement Period minus (iv) payments made in respect of any applicable federal and state income taxes paid in cash by the Borrower and its Subsidiaries during such Measurement Period (other than any taxes paid with in connection with the Specified Asset Sale) to (b) (i) cash interest expense, commitment and other fees (other than any Duration Fee) and scheduled principal amortization payments (if any) in respect of the Facility and any other Indebtedness (except for scheduled principal amortization payments paid or payable in respect of the IRISYS Seller Note and principal payments associated with the Specified Asset Sale) incurred by the Borrower for such Measurement Period plus (ii) expense attributed to obligations in respect of operating leases under GAAP or under the Master Lease Agreement paid during such Measurement Period.

“Flood Hazard Property” means any real property subject to a Mortgage that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt, the initial Floor for Term SOFR and the Base Rate shall be 1.00%.

“Foreign Lender” has the meaning set forth in Section 3.01.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary all or substantially all of the assets of which consist of Equity Interests in one or more CFCs.

“FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making,

purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” shall have the meaning assigned to such term in Section 5.02.

“Funding Period” means the period commencing on the Closing Date and ending on the earlier of the Funding Date or 5:00 p.m. (New York time) on December 30, 2022.

“Funded Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, minus (b) any interest expenses that were appropriately reclassified from expenses to capital expenditures under GAAP, minus (c) any internal labor costs that were appropriately reclassified from expenses to capital expenditures under GAAP minus (d) any customer funded capital expenditures.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)
all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)
all purchase money Indebtedness;

(c)
the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)
all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e)
all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and any Earn Out Obligations unless such Earn Out Obligations have not been paid after becoming due and payable);

(f)
the Attributable Indebtedness of Securitization Transactions and Synthetic Leases (but not any Capital Leases or operating leases or any lease entered into in connection with the Purchase Agreement or the transactions contemplated thereby);

(g)
all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)
all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i)
all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j)
all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, (i) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder and (ii) for the avoidance of doubt, operating leases shall not be considered Funded Indebtedness for all purposes under this Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,

(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) each Wholly Owned Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto and (b) each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Secured Parties pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Illegality Notice” shall have the meaning set forth in Section 3.03.

“IND” means (a) (i) an investigational new drug application (as defined in the FDCA) that is required to be filed with the FDA before beginning clinical testing in human subjects, or any successor application or procedure; and (ii) any similar application or functional equivalent relating to any investigational new drug application applicable to or required by any country, jurisdiction or

Governmental Authority other than the United States; and (b) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(k)
all Funded Indebtedness and all Capital Leases;

(l)
the Swap Termination Value of any Swap Contract;

(m)
all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(n)
all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnified Taxes” has the meaning set forth in Section 3.01(b). “Indemnitee” has the meaning set forth in Section 11.04(b). “Information” has the meaning set forth in Section 11.07.

“Infringement” and “Infringes” mean the misappropriation or other violation of know-how, trade secrets, confidential information, and/or other Intellectual Property.

“Insurance Net Cash Proceeds” means Net Cash Proceeds that are the proceeds of insurance, received by any Loan Party or any Subsidiary in respect of any Involuntary Disposition or Extraordinary Receipt.

“Intellectual Property” means all (a) Patents; (b) Trademarks and all applications, registrations and renewals thereof; (c) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals thereof; (d) Regulatory Authorizations; (e) Product Agreements;

(f) computer software, databases, websites and domain registrations, data and documentation; (g)

(i) trade secrets and confidential information, whether patentable or unpatentable and whether or not reduced to practice, (ii) know-how, (iii) inventions, (iv) manufacturing processes and techniques,

(v) research and development information, and (vi) data and other information included in or supporting Regulatory Authorizations; (h) other intellectual property or similar proprietary rights; (i) copies and tangible embodiments of any of the foregoing (in whatever form or medium); (j) any and all improvements to any of the foregoing; and (k) all exclusive and nonexclusive licenses from third parties to use any of the foregoing intellectual property or rights to use any intellectual property owned or licensed by such third parties.

“Interest Payment Date” means (a) the last Business Day of each March, June, September and December and (b) the Maturity Date.

“Interest Period” means, with respect to any Loan, (a) the period commencing on (and including) the applicable borrowing date of such Loan and ending on (and including) the last day of the fiscal quarter in which such borrowing date occurs; provided, that, if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such last day of such fiscal quarter, and (b) thereafter, the period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the last day of the fiscal quarter following the fiscal quarter in which the preceding Interest Period ended; provided, that, if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such last day of such fiscal quarter, and (y) the Maturity Date.

“Interest Rate” means, for any Interest Period, a rate per annum equal to the sum of (a) the Applicable Margin plus (b) the Term SOFR for such Interest Period.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2022, including balance sheets and statements of operations, shareholders’ equity and cash flows.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986. “Internal Revenue Service” means the United States Internal Revenue Service. “Interpolated Term SOFR” means, for purposes of any calculation of Term SOFR for a

Term SOFR Loan, the rate which results from interpolating on a linear basis between:

(a)
for any Interest Period of three-months, the most recent applicable Term SOFR (determined pursuant to clause (a) of the definition thereof) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Loan; and

(b)
the most recent applicable Term SOFR (determined pursuant to clause (a) of the definition thereof) for the shortest period (for which Term SOFR is available) which is greater than the Interest Period of that Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person,

(b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on such Person’s good faith estimate of the fair market value of such asset or property at the time such Investment is made), without adjustment for subsequent increases or decreases in the value of such Investment. For the avoidance of doubt, it is understood and agreed that to the extent that in the ordinary course of business the Borrower pays any bona fide trade payable on behalf of a Subsidiary and such Subsidiary reimburses the Borrower in cash in the amount of such bona fide trade payable paid by the Borrower within 30 days of such payment by the Borrower, such transaction shall not constitute an “Investment”.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IRISYS Seller Note” means that certain Subordinated Promissory Note, dated as of August 13, 2021, by and among the Borrower and IRISYS, INC., in an original principal amount of $6,116,672.72, as amended in accordance with the terms of the Second Amendment.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Junior Debt” means (a) any Indebtedness that is subordinated in right of payment to the Obligations, (b) any Indebtedness secured by Liens on any Collateral contractually junior to those created under the Collateral Documents, (c) any unsecured Indebtedness for borrowed money and (d) any Permitted Refinancing of any of the foregoing.

“Key Permits” means all Permits relating to the Products, including all Regulatory Authorizations, the loss of which could reasonably be expected to result in a material adverse effect on any Product Development and Commercialization Activities associated with any Product.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means (a) at any time on or prior to the Funding Date, any Lender that has a Commitment at such time and (b) at any time after the Funding Date, any Lender that holds one or more Loans at such time.

“Lending Office” means, as to any Lender, the office address of such Lender and, as appropriate, account of such Lender set forth on Schedule 11.02 or such other address or account as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity Decrease Notice” means, with respect to any Acquisition, a certificate, duly executed by a Responsible Financial Officer of the Borrower and delivered to the Administrative Agent on the date of such Acquisition, that (a) such Acquisition constitutes a Permitted Acquisition and (b) a Liquidity Decrease Period shall commence on the date of such Permitted Acquisition; provided, that, no more than three (3) Liquidity Decrease Notices shall be delivered during the term of this Agreement.

“Liquidity Decrease Period” has the meaning set forth in Section 8.16(a). “Loan” means an advance made by any Lender under the Facility.

“Loan Documents” means this Agreement, the Disclosure Letter, each Joinder Agreement, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document”.

“Loan Notice” means a notice of a Borrowing of Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Loan Party” means, individually, the Borrower or a Guarantor and “Loan Parties” means, collectively, the Borrower and each Guarantor.

“Master Lease Agreement” shall mean that certain Master Lease Agreement, dated as of December 8, 2022, by and between Societal CDMO Gainesville, LLC, as lessor, and Tenet Equity, LP, as lessee, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms and conditions of the Loan Documents.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party or a material impairment in the perfection or priority of the Administrative Agent’s security interests in the Collateral,

(c) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their material obligations under any Loan Document, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contracts” means (a) the Material Covered Agreements and (b) all other contracts or agreements to which the Borrower or any Subsidiary is a party and the breach, nonperformance or cancellation of which, or the failure to renew could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Covered Agreement” means, as of any date of determination, any Covered Agreement pursuant to which the Borrower and its Subsidiaries, for the four (4) fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 7.01(a) or Section 7.01(b), generated revenues in excess of five percent (5%) of Consolidated Revenues for such four (4) fiscal quarter period. As of the Closing Date, each Covered Agreement is a Material Covered Agreement.

“Material Intellectual Property” means Intellectual Property (and/or the economics afforded by the licensing thereof) of the Borrower or any Subsidiary (a) that is material to the operations, business, property or financial condition of the Borrower or any Subsidiary or (b) the loss of which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

“Material Regulatory Authorizations” means any Regulatory Authorizations where the failure to possess or maintain such Regulatory Authorization, or restrictions placed thereon, in either case, could reasonably be expected, either individually or in the aggregate, to result in either (a) a material adverse effect on any Product Development and Commercialization Activities associated with any Product or

(b) a Material Adverse Effect.

“Maturity Date” means the date that falls three (3) years after the Funding Date; provided, that, the Maturity Date hereunder shall in no event be later than December 30, 2025; provided further, that if such date is not a Business Day, the Maturity Date shall be the first Business Day immediately preceding such date.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Measurement Period” means the most recently completed four fiscal quarter period of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually or collectively, as the context requires, each of the mortgages, deeds of trust, deeds to secure debt or similar instruments in form and substance reasonably satisfactory to the Administrative Agent executed by a Loan Party that purport to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the fee or leasehold interest of any Loan Party in real property (other than Excluded Property), in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NDA” means a new drug application filed with the FDA pursuant to Section 505(b) of the FDCA, along with all supplements and amendments thereto, and any similar application for marketing authorization required by any country, jurisdiction or Governmental Authority other than the United States.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of (i) with respect to Section 2.03(b)(ii), any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipt and (ii) with respect to Section 2.03(b)(i), in each case, net of (a) direct costs incurred in connection therewith (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition or Involuntary Disposition or any Extraordinary Receipt to the extent resulting from a Disposition or an Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property and (d) in the case of any Extraordinary Receipt, direct costs incurred in connection with the collection of such proceeds, awards or other payments; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipt.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Note” has the meaning set forth in Section 2.09.

“Novartis Agreement” means the Manufacturing and Supply Agreement, effective as of January 1, 2019, by and between Novartis Pharma AG and Societal CDMO Gainesville LLC (f/k/a Recro Gainesville LLC), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan (including Erroneous Payment Subrogation Rights) and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of incorporation, formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction), and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant intellectual property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date.

“Participant” has the meaning set forth in Section 11.06(d). “Participant Register” has the meaning set forth in Section 11.06(d).

“Patents” means any patent rights of any kind, including any and all: patents, patent applications or invention disclosures, as well as all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, renewals, extensions, adjustments, restorations, supplemental protection certificates and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction, together with the right to claim the priority thereto and the right to sue for past infringement of any of the foregoing.

“Payment Recipient” has the meaning assigned to it in Section 10.10(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and

305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permits” means all Regulatory Authorizations, permits, licenses, registrations, certificates, accreditations, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws.

“Permitted Acquisition” means an Investment consisting of an Acquisition by a Loan Party; provided, that, (i) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (iii) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition as and when required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iv) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the target of such Acquisition, (v) the Borrower shall have delivered to the Administrative Agent pro forma financial statements for the Borrower and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter end in a form reasonably satisfactory to the Administrative Agent, (vi) the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties are in compliance with the covenants set forth in Section 8.16, (vii) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) at and as if made as of the date of such Acquisition (assuming for such purposes that such Acquisition has been consummated), except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (viii) the aggregate consideration (including any Earn Out Obligations) paid (or payable, as the case may be) in cash by the Borrower and its Subsidiaries shall not exceed an aggregate amount equal to $40,000,000 for all such Acquisitions made in reliance on this definition during the term of this Agreement. “Permitted Licenses” means, collectively, (a) licenses of over-the-counter software that is commercially available to the public, (b) non-exclusive or exclusive (as to geography other than the United States) licenses of Intellectual Property to Third Parties for the use of (or covenant not to sue with respect to) Intellectual Property for manufacture, commercialization, distribution, and/or co-promotion of Products, (c) intercompany licenses or other similar arrangements among the Loan Parties, (d) intercompany licenses between a Loan Party and a Subsidiary that is not a Loan Party; provided, that, any licenses of Intellectual Property may only be exclusive as to geography other than the United States and are solely for the use of Intellectual Property for manufacture, commercialization, distribution, development and/or co-promotion of Products, and (e) licenses of Intellectual Property existing as of the Closing Date and previously disclosed to the Administrative Agent. Notwithstanding the foregoing, any licenses or similar arrangements described in clauses (b) and (d) above shall not constitute a Permitted License hereunder unless: (i) no Event of Default has occurred or is continuing at the time of such license, (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any intellectual property and do not restrict the ability of the Borrower or any of its Subsidiaries, as applicable, to pledge, grant a Lien on, or assign or otherwise transfer any intellectual property to the Administrative Agent or the Lenders pursuant to the Loan Documents, (iii) in connection with an exclusive license, (A) the Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to the Administrative Agent and delivers to the Administrative Agent copies of the final executed licensing documents promptly upon consummation thereof, and (B) any such license could not result in a legal transfer of title of the licensed property, and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to the Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Deposit Account Control Agreement.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Refinancing” means, with respect to any Indebtedness or other obligations, any extensions, refinancings, renewals and replacements of such Indebtedness or other obligations; provided, that, such extension, refinancing, renewal or replacement (a) shall not increase the outstanding principal amount of such Indebtedness or other obligations (other than by an amount equal to unpaid interest and premium thereon, including tender premium, and any underwriting discounts, fees, commissions and expenses associated with such extension, refinancing, renewal or replacement), (b) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to the Loan Parties and their respective Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness, (c) shall have an applicable interest rate or equivalent yield which does not exceed the interest rate or equivalent yield of the Indebtedness being extended, renewed or replaced, (d) shall not contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being extended, refinanced, renewed or replaced and (e) after giving effect to such extension, refinancing, renewal or replacement, no Default or Event of Default shall have occurred (or would reasonably be expected to occur) as a result thereof.

“Permitted Transfers” has the meaning set forth in the definition of “Disposition”.

“Person” means any natural person, corporation, limited liability company, trust, unincorporated organization, joint venture, association, company, partnership, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“PHSA” means the Public Health Service Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pledge Agreement” means that certain U.S. pledge agreement dated as of the Funding Date executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Prime Rate” means the rate of interest per annum determined by Royal Bank of Canada from time to time as its prime commercial lending rate for United States Dollar loans in the United States for such day. The Prime Rate is not necessarily the lowest rate that Royal Bank of Canada is charging any corporate customer.

“Pro Forma Basis” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) (i) with respect to any Disposition, Involuntary Disposition or sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded and (ii) with respect to any Acquisition or Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, Pro Forma Basis in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Financial Officer of the Borrower.

“Product” means any current or future service or product researched, designed, developed, manufactured, licensed, marketed, advertised, sold, offered for sale, performed, distributed, tested, provided or commercialized by the Borrower or any Subsidiary, including any such product in development or which may be developed, including without limitation those products set forth on Schedule 1.01 to the Disclosure Letter (as updated from time to time in accordance with the terms of Section 6.24(o)).

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, pharmaceutical companies, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Authorizations” means any and all approvals, licenses, notifications, registrations or authorizations of any Governmental Authority for the testing, manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or commercialization of a Product in any country or jurisdiction, including, without limitation, registration and listing, INDs, NDAs and similar applications.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to develop or commercially exploit such Product.

“Purchase Agreement” shall mean that certain Purchase and Sale and Escrow Agreement, dated as of December 5, 2022, by and between Societal CDMO Gainesville, LLC, as seller, and Tenet Equity Funding SPE Gainesville, LLC, as purchaser.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualifying Insurance Net Cash Proceeds” means the first $15,000,000 of Insurance Net Cash Proceeds received by the Borrower and its Subsidiaries collectively during the term of this Agreement.

“Real Property Security Documents” means with respect to the fee or leasehold interest of any Loan Party in any real property (other than Excluded Property):

(a)
a fully executed and notarized Mortgage in a form appropriate for recording in the applicable recording office encumbering the fee interest of such Loan Party in such real property;

(b)
ALTA surveys of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner reasonably satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which surveys shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors, Inc. in 2021;

(c)
ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, in such amounts as the Administrative Agent may reasonably request, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements, coinsurance and reinsurance as are reasonably requested by the Administrative Agent;

(d)
evidence reasonably acceptable to the Administrative Agent of payment by obligors of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes (including stamp and documentary taxes), fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above;

(o)
to the extent such real property is leased, estoppel and consent agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed by the lessors thereof, along with (i) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places reasonably necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-parties of such leasehold interest;

(p)
(i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and (ii) if such real property is a Flood Hazard Property, (A) notices to (and confirmations of receipt by) such Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Administrative Agent;

(g)
if requested by the Administrative Agent in its reasonable discretion, a Phase I environmental assessment report as to such real property, in form and substance and from professional firms reasonably acceptable to the Administrative Agent;

(h)
if requested by the Administrative Agent in its reasonable discretion, evidence reasonably satisfactory to the Administrative Agent (which may include a zoning report) that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning laws; and

(i)
an opinion of legal counsel to the Loan Party granting the Mortgage on such real property in such jurisdiction as such real property is located, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent, as to enforceability of such Mortgage in the jurisdiction where the real property is located and such other real property legal opinions as may reasonably be requested by the Administrative Agent.

“Recipient” means the Administrative Agent, any Lender, and any other recipient of any payment by or on account of any obligation of any Loan Party under any Loan Document.

“Register” has the meaning set forth in Section 11.06(c).

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product, including CMS, FDA, DEA, and all similar agencies in other jurisdictions, and includes Standards Bodies.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, certifications, licenses and permits granted by, submitted to, required by, or filed with any Regulatory Agencies related to the Products or Product Development and Commercialization Activities, including all Product Authorizations.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Financial Officer” means the chief executive officer, president, chief financial officer, treasurer or chief accounting officer of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.02 or 7.12(b), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, chief medical officer, senior vice president (development), senior vice president (regulatory affairs and quality assurance) or chief accounting officer of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.02 or 7.12(b), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of any Person, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of such Person as determined in accordance with GAAP, or (b) are subject to any Lien in favor of any Person (other than bankers’ liens, rights of setoff or any non-consensual Lien permitted under Section 8.01) other than the Administrative Agent, for the benefit of the Secured Parties.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Safety Notices” means any recalls, field notifications, safety alerts, corrections, withdrawals, warnings, “dear doctor” letters, investigator notices, “serious adverse event” reports, clinical holds,

marketing suspensions, removals, label change requests, or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Regulatory Agency or otherwise, with respect to any Product.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Person” means any Person that is (i) identified on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated List of Financial Sanctions Targets in the UK maintained by His Majesty’s Treasury, or any other Sanctions-related list of designated parties, (ii) domiciled, organized or resident in a Designated Jurisdiction, (iii) owned or controlled by any Persons described in clause (i) or (ii), or (iv) otherwise the subject or target of Sanctions.

“Sanctions” means any economic or financial sanctions administered or enforced by the United States (including OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), Canada, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment and Waiver to the Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means August 13, 2023.

“Second Amendment Fee” shall have the meaning set forth in Section 2.07(b).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Funding Date executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning set forth in the definition of “Daily Simple

SOFR”.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities as they become absolute and matured in the ordinary course of business, (b) such Person does not intend to incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities become absolute and matured in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is planning to engage and the transactions contemplated hereby and the Indebtedness related thereto,

(d) the fair value of the property of such Person is greater than the total amount of liabilities of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured in the ordinary course of business.

“Specified Asset Sale” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction or any issuance by any Subsidiary of its Equity Interests) of that certain real property located at 1300 Gould Drive, Gainesville, Georgia 30504.

“Specified Equity Raise” means the first Equity Issuance under clause (a)(i) of the definition thereof closed by the Borrower at any time after the Second Amendment Effective Date until December 31, 2023.

“Specified Equity Raise Threshold Amount” shall have the meaning set forth in Section 2.03(b)(i)(A).

“Specified Transaction” means any Acquisition, any Disposition, any sale, transfer or other disposition that results in a Person ceasing to be a Subsidiary, any Involuntary Disposition or any Investment that results in a Person becoming a Subsidiary, in each case, whether by merger, consolidation or otherwise.

“Standards Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning specified in Section 11.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term SOFR” means for any Interest Period for a duration of three-months (in each case, subject to the availability thereof or as used for reference purposes only in determining Interpolated Term SOFR, as applicable) for a Term SOFR Loan, the greater of (i) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (ii) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term

SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party” means any entity other than the Borrower or any Subsidiary or Affiliate thereof. “Threshold Amount” means $1,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender and the Outstanding Amount of all Loans of such Lender at such time.

“Trademarks” means any statutory or common law trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin that identifies the goods and services of one provider from another, and all applications and registrations therefor, together with all of the goodwill associated therewith.

“Transactions” means collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the borrowing of Loans hereunder, (b) the consummation of the Refinancing, the Equity Raise, the Purchase Agreement, and the Specified Asset Sale, and (c) the payment of the fees, premiums, expenses and other transaction costs (including original issue discount and upfront fees) payable or otherwise borne by the Borrower and its Subsidiaries in connection with the foregoing and the transactions contemplated thereby.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Internal Revenue Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof or of the other Loan Documents relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, at any time, cash and Cash Equivalents that are not Restricted at such time.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Verapamil Agreement” means the Amended and Restated License and Supply Agreement by and between Watson Laboratories, Inc. and Elan Corporation plc, as predecessor in interest to Societal CDMO Gainesville LLC (f/k/a Recro Gainesville LLC), dated as of June 26, 2003, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Verelan Agreement” means the License and Supply Agreement by and between Kremers Urban Pharmaceuticals, Inc. and APIL, as predecessor in interest to Societal CDMO Gainesville LLC (f/k/a Recro Gainesville LLC), dated as of January 1, 2014, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Domestic Subsidiary” means each Wholly Owned Subsidiary that is a Domestic Subsidiary. Unless otherwise specified, all references herein to a “Wholly Owned Domestic Subsidiary” or to “Wholly Owned Domestic Subsidiaries” shall refer to a Wholly Owned Domestic Subsidiary or Wholly Owned Domestic Subsidiaries of the Borrower.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower. Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other Person required by applicable Law to withhold or deduct amounts from a payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in an Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)
Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03
Accounting Terms.

(a)
Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, however, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)
Changes in GAAP. The Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly financial statement delivered in accordance with Section 7.01. If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto or the application thereof, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)
Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Leverage Ratio and the Fixed Charge Coverage Ratio pursuant to Section 8.16 shall be made on a Pro Forma Basis with respect to the following Specified Transactions: the Credit Agreement, the termination of the Existing Credit Agreement, and the Master Lease Agreement, each for the applicable four quarter period to which such calculation relates.

(d)
Consolidation of Variable Interest Rate Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity was a Subsidiary as defined herein.

1.04
Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.05
Currency Generally.

For purposes of determining compliance with Article VIII with respect to the amount of any Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred, made or acquired (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

1.06
Interest Rates; Benchmark Notification.

The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.04 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including, without limitation, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, SOFR, the Term SOFR Reference Rate or Term SOFR) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of as the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS

2.01
Commitments.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower, in Dollars, on the Funding Date in an aggregate amount equal to such Lender’s Commitment; provided that the Commitment of each Lender shall be reduced on a dollar-for-dollar basis by every dollar of the Equity Raise in excess of $32,5000,000 (but the aggregate

Commitments shall not be reduced to less than $35,000,000 after giving effect to such reduction) (the amount of aggregate Commitments so funded after giving effect to such reduction, the “Final Funding Amount”). The Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Commitments. Borrowings repaid or prepaid may not be reborrowed. The parties hereto acknowledge that the Commitments of each Lender will terminate upon the funding of the Loans on the Funding Date and if such Commitments remain undrawn, will terminate at 5:00 p.m. (New York time) on the Funding Date. To the extent the Funding Date has not occurred on or prior to expiration of the Funding Period, the Commitments of each Lender will terminate at such time. Any portion of the Commitment that is not funded pursuant to the Final Funding Amount shall be terminated on the Funding Date.

2.02
Borrowings.

(a)
Each Borrowing shall be made upon the Borrower’s irrevocable notice (in the form of a written Loan Notice, appropriately completed and signed by a Responsible Financial Officer of the Borrower) to the Administrative Agent, which must be given not later than 11:00

a.m. at least three (3) Business Days in advance of the requested date of the applicable Borrowing (or such period of fewer than three (3) Business Days as the Administrative Agent shall agree in its sole discretion). Each Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day) and (ii) the principal amount of Loans to be borrowed. For the avoidance of doubt, the Borrowing shall be in a principal amount of the Final Funding Amount.

(b)
Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans. Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.03 (and, if such Borrowing is the initial Borrowing, Section 5.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and acceptable to) the Administrative Agent by the Borrower.

(c)
The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of Term SOFR Loans after its receipt of the relevant Loan Notice; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination shall, absent manifest error, be conclusive and binding on all parties hereto.

2.03
Prepayments.

(a)
Voluntary Prepayments. Subject to the payment of any compensation required under Section 2.03(d) and any other fees or amounts payable hereunder at such time, the Borrower may, upon written notice from the Borrower to the Administrative Agent, voluntarily prepay the Loans, in whole or in part; provided, that, (i) such notice must be received not later than 11:00 a.m. three (3) Business Days prior to the date of prepayment and (ii) any such prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, that, if such a notice expressly states that it is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment pursuant to this Section 2.03(a) shall be accompanied by (x) all accrued interest on the principal amount of the Loans prepaid, (y) compensation, if any, required under Section 2.03(d) and (z) all fees, costs, expenses, indemnities and other amounts due and payable hereunder at the time of prepayment. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.

(b)
Mandatory Prepayments of Loans.

(i)
Equity Issuances.

(A)
In connection with a Specified Equity Raise, (1) with respect to the first $7,500,000 of Net Cash Proceeds in the aggregate received in connection with a Specified Equity Raise (the “Second Amendment Equity Issuance Threshold Amount”), the Borrower shall be permitted to retain 100% of such Net Cash Proceeds and (2) after the Second Amendment Equity Issuance Threshold Amount has been met, the Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by the Borrower of the Net Cash Proceeds of any Specified Equity Raise, prepay the Loans in an aggregate amount equal to 50% of such Net Cash Proceeds.

(B)
If the Net Cash Proceeds received by the Borrower in connection with a Specified Equity Raise exceeds $15,000,000 in the aggregate, the Borrower may apply up to $1,000,000 of the Net Cash Proceeds retained by the Borrower pursuant to clause (A) above to repay the principal amount deferred under the IRISYS Seller Note in accordance with the Second Amendment; provided that other than as described in this clause (B), any Net Cash Proceeds retained by the Borrower shall be used by the Borrower for general corporate purposes and shall not be used by the Borrower to pay principal or interest of any Indebtedness of the Borrower or the other Loan Parties (other than the Obligations).

(iC) ~~Equity Issuances. The~~ Other than in connection with a Specified Equity Raise, the Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds. ~~Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (v) below.~~

(D) Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (v) below.

(ii)
Dispositions and Involuntary Dispositions. The Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Disposition or Involuntary Disposition, prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds, in each case other than (A) so long as no Default or Event of Default exists at the time prepayment would otherwise be required pursuant to this Section 2.03(b)(ii), Net Cash Proceeds of Dispositions and Involuntary Dispositions not exceeding $1,000,000 in the aggregate during any fiscal year, and (B) Net Cash Proceeds (other than any Insurance Net Cash Proceeds) of Dispositions and Involuntary Dispositions that are reinvested in Eligible Assets within 180 days of the date of such Disposition or Involuntary Disposition (or such longer period as the Administrative Agent shall agree in its sole discretion). Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (v) below.

(iii)
Extraordinary Receipts. The Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Extraordinary Receipt, prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds, in each case other than

(A) so long as no Default or Event of Default exists at the time prepayment would otherwise be required pursuant to this Section 2.03(b)(iii), Net Cash Proceeds of Extraordinary Receipts not exceeding $1,000,000 in the aggregate during any fiscal year, and (B) Net Cash Proceeds (other than any Insurance Net Cash Proceeds that are not Qualifying Insurance Net Cash Proceeds) of any Extraordinary Receipt that are reinvested in Eligible Assets within 180 days of the date of the receipt of such Net Cash Proceeds (or such longer period as the Administrative Agent shall agree in its sole discretion). Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (v) below. For the avoidance of doubt, if the Borrower shall have made the prepayment required by, or reinvestment permitted by, clause (ii) above with the Net Cash Proceeds of any Disposition or Involuntary Disposition that also constitute the Net Cash Proceeds of an Extraordinary Receipt, the Borrower shall not be required to also make the prepayment required under this clause (iii) with respect to such Net Cash Proceeds.

(iv)
Debt Issuance. The Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (v) below.

(v)
Application of Mandatory Prepayments. All payments under this Section 2.03(b) shall be applied first to all fees, costs, expenses, indemnities and other amounts due and payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.03(b) to the payment or prepayment (as applicable) of the following amounts of the Obligations: default interest or compensation, if any, required by Section 2.03(d), accrued interest and principal. Each such prepayment shall be applied to the Loans of the Lenders in accordance with the respective Applicable Percentages in respect of each of the relevant Facilities.

(c)
Change of Control. Upon the occurrence of a Change of Control, the Borrower shall, at the direction of the Required Lenders, and may, at its option upon three (3) Business Days prior written notice from the Borrower to the Administrative Agent, prepay the Outstanding Amount of the Loans together with all accrued and unpaid interest thereon plus compensation, if any, required by Section 2.03(d) plus all other Obligations. Each such direction or notice shall specify the date and amount of such prepayment. If such direction or notice is given, the

Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment under this Section 2.03(c) shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(d)
Compensation. The Borrower will compensate each Lender for the actual amount of any actual out-of-pocket losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Term SOFR Loans but excluding loss of anticipated profit) that such Lender may incur or sustain (a) if for any reason (other than a default by such Lender) a Borrowing or continuation of a Term SOFR Loan by or to the Borrower does not occur on a date specified therefor in a Loan Notice, (b) if any repayment, prepayment or continuation of any Term SOFR Loan by the Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 9.02), (c) if any prepayment of any Term SOFR Loan by the Borrower is not made on any date specified in a notice of prepayment given by the Borrower or (d) as a consequence of any other failure by the Borrower to make any payments with respect to any Term SOFR Loan when due hereunder. The Borrower will, within 30 days after the Borrower’s receipt of the certificate contemplated by Section 3.05 pay such Lender such additional amounts as will compensate such Lender for such losses, expenses or liabilities.

2.04
Termination of Commitments.

The Commitments under any Facility will be automatically and permanently reduced to zero upon the occurrence of any Borrowing under such Facility pursuant to Section 2.01.

2.05
Repayment of Loans.

(a)
The Borrower shall repay the outstanding principal amount of the Loans in installments on the last Business Day of each March, June, September and December, and prior to the Loan Maturity Date (each such date being referred to as a “Installment Date”), in each case, in the percentage of the original principal amount of the Loans funded on the Funding Date set forth in the chart below, unless accelerated sooner pursuant to Section 9.02; provided¸ that to the extent Specified Asset Sale Repayment is made on or prior to twelve (12) months after the Funding Date, the “original principal amount of the Loans funded on the Funding Date” for purposes of this Section 2.05(a) shall be deemed to be equal to the sum of (x) Final Funding Amount minus (y) $~~10,000,000~~7,500,000:

Installment Dates	Amortization Payment Percentage
Each of the four consecutive Installment Dates to occur after the Funding Date commencing on March 31, 2023	1.25%
Each of the four consecutive Installment Dates to occur after December 31, 2023	1.875%
Each of the Installment Dates to occur after December 31, 2024 until the Maturity Date	2.50%
Maturity Date	Outstanding Principal Balance of Loans

provided, however, that, (a) the final principal repayment installment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date and (b) if any principal repayment installment to be made by the Borrower shall come due on a day other than a Business Day, such principal repayment installment shall be due on the first preceding Business Day; provided further, that to the extent the Specified Asset Sale has not occurred and the Borrower has not repaid the outstanding principal amount of the Loans in an aggregate principal amount of

$~~10,000,000~~7,500,000 pursuant to Section 2.05(b), in each case, on or prior to the twelve (12) month anniversary of the Funding Date, the Amortization Payment Percentage set forth in the chart above shall be increased by an additional 0.625% for each Installment Date commencing after the last Business Day of December 2023 until such a time as the Specified Asset Sale has occurred and the Borrower has repaid the Loans in accordance with Section 2.05(b).

(b)
Specified Asset Sale. The Borrower shall repay the outstanding principal amount of the Loans in an aggregate principal amount of $~~10,000,000~~7,500,000 promptly, and in any event within three (3) Business Days following the occurrence of the Specified Asset Sale (such repayment, the “Specified Asset Sale Repayment”).

2.06
Interest.

(a)
Pre-Default Rate. Subject to the provisions of subsection (b) below, each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date thereof at a rate per annum equal to the Interest Rate for such Interest Period.

(b)
Default Rate. (i) Upon the occurrence of any Event of Default under Section 9.01(a) (without regard to any applicable grace periods) or Section 9.01(f), all outstanding Obligations shall thereafter bear interest at an interest rate per annum at all times equal to the sum of the interest rate from time to time in effect for any such Loan, plus 2.0% per annum (such rate, the “Default Rate”).

(ii)
Upon the request of the Required Lenders to the Administrative Agent, while any Event of Default exists, the Borrower shall pay interest on all outstanding Obligations at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. The Administrative Agent shall give the Borrower written notice of any such request by the Required Lenders; provided, that, any failure by the Administrative Agent to provide such notice shall not relieve the Borrower of its obligation to pay interest at the Default Rate.

(iii)
Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable in cash on demand.

(c)
Interest Generally. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)
Benchmark Replacement Conforming Changes. In connection with the use or administration of SOFR or Term SOFR, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of SOFR or Term SOFR, as applicable.

2.07
Fees.

(a)
Closing Fees. The Borrower shall pay to the Administrative Agent and the Lenders the fees and original issue discount in the Fee Letter in the amounts and at the times specified in the Fee Letter.

(b)
Second Amendment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender party to the Second Amendment, a non-refundable amendment fee in an amount equal to 0.25% of such Lender’s Outstanding Amount as of the Second Amendment Effective Date (the “Second Amendment Fee”). The Second Amendment Fee shall be fully earned and due and payable in full on the Second Amendment Effective Date.

(~~b~~c) Specified Asset Sale Fee. To the extent the Specified Asset Sale has not occurred on or prior to the twelve (12) month anniversary of the Funding Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders in accordance with the Applicable Percentage of Loans held by such Lender at such time, a fee equal to 1% of the original principal amount of the Loans funded on the Funding Date.

(~~c~~d) Duration Fees. If on the (i) one (1) year or (ii) two (2) year anniversary of the Funding Date, there remains any outstanding Loans, then, in each case, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders in accordance with the Applicable Percentage of Loans held by such Lender at such time, a duration fee (each, a “Duration Fee”) equal to the percentage set forth below of the aggregate amount of outstanding Loans as of such one (1) year or two (2) year anniversary of the Funding Date, as applicable:

Dates	Percentage
The first anniversary of the Funding Date	1.00%
The second anniversary of the Funding Date	2.00%

(~~d~~e) Miscellaneous. The fees set forth herein shall be fully earned when paid and shall be non-refundable for any reason whatsoever. It is understood and agreed that the Administrative Agent and each Lender reserves the right to allocate, in whole or in part, to its Affiliates, the fees and original issue discount payable thereunder in such manner as the Administrative Agent, such Lenders and such Affiliates shall agree in their sole discretion.

2.08
Computation of Interest.

All computations of interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid.

2.09
Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit B (a “Note”). Each Lender may attach schedules to any of its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

2.10
Payments Generally.

(a)
General. Subject to Section 3.01, all payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Subject to Section 9.03, all payments of principal, interest and fees and other amounts due on the Loans and all other Obligations payable by any Loan Party under the Loan Documents shall be due, without any presentment thereof, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office. The Loan Parties will make such payments in Dollars, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Administrative Agent may from time to time direct in writing. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c).

(c)
Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11
Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any of the Loans or any other amounts due in connection therewith resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loans and accrued interest thereon and other amounts due in connection therewith greater than its pro rata share thereof as provided herein, then the Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the portions of the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, accrued interest on and other amounts due in connection with their respective portions of the Loans and other amounts owing them; provided, that:

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)
the provisions of this Section 2.11 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.12
Defaulting Lenders.

(a)
Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)
Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)
Reallocation of Payments. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)
Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES, INCREASED COSTS AND YIELD PROTECTION

3.01
Taxes.

(a)
All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future taxes, fees, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other charges (including interest, additions to tax and penalties thereon) imposed by any Governmental Authority (“Taxes”), except as required by applicable Law. If any withholding or deduction of any Taxes from any payment by or on account of any obligation of any Loan Party hereunder is required pursuant to any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent), then (i) the applicable Withholding Agent shall be entitled to make such withholding or deduction and shall timely pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted, (ii) the applicable Withholding Agent shall promptly forward to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If such withheld or deducted Taxes are Taxes other than (w) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are other Connection Taxes, (x) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to this Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (y) Taxes attributable to such Recipient’s failure to comply with Section 3.01(c) and (z) withholding Taxes imposed under FATCA (such Taxes described in the foregoing clauses (w), (x), (y) and (z), “Excluded Taxes”), then the sum payable by the applicable Loan Party shall be increased by such additional amount or amounts as is necessary to ensure that after withholding or deduction of such Taxes other than Excluded Taxes (including such withholding and deduction applicable to additional amounts payable under this Section 3.01) the net amount actually received by the applicable Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

(b)
The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes, (“Indemnified Taxes”) (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(i),

(ii) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:

(i)
Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code (each such Lender a “Foreign Lender”) shall, to the extent it is legally entitled to do so, execute and deliver to each of the Borrower and the Administrative Agent on or prior to the date that such Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) copies of duly completed and executed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (together with all appropriate attachments) (as applicable) and other applicable forms, certificates or documents prescribed by the Internal Revenue Service or reasonably requested by the Borrower or the Administrative Agent (including in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest certifications as to such Foreign

Lender’s eligibility for such exemption) certifying as to such Lender’s entitlement to any available exemption from or reduction of withholding or deduction of Taxes.

(ii)
Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall execute and deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) copies of duly completed and executed Internal Revenue Service Form W-9 certifying that such Lender is not subject to United States backup withholding.

(iii)
Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), copies of any other executed form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iv)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The Borrower shall not be required to pay additional amounts to any Foreign Lender pursuant to this Section 3.01 with respect to taxes attributable to the failure of such Foreign Lender to comply with this paragraph 3.01(c).

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Administrative Agent and the Borrower of its inability to do so.

(d)
The Administrative Agent (including any successor or replacement Administrative Agent) shall deliver to the Borrower on or before the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) either (i) copies of executed Internal Revenue Service Form W-9 or (ii) copies of executed Internal Revenue Service Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (y) executed originals of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” that has agreed to be treated as a “U.S. person” or a qualified intermediary that has agreed to assume primary withholding obligations for Chapter 3 and 4 of the Code with respect to payments received by it from the Borrower in its capacity as Administrative Agent, as applicable, as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations.

(e)
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

3.02
Increased Costs.

(a)
Increased Costs Generally. If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), then, the Borrower will pay (in accordance with clause (c) below) to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay (in accordance with clause (c) below) to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)
Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)
Reserves on Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Borrower shall have received at least ten (10) Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) Business Days from receipt of such notice.

(e)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided, that, the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.03
Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund

Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (such notice, an “Illegality Notice”), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall prepay or, if applicable, convert all Term SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if all affected Lenders may not lawfully continue to maintain such Term SOFR Loan, in each case, until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion following receipt of an Illegality Notice, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Sections 3.02(a), 3.02(b) and 3.04(a).

3.04
Inability to Determine Rates.

(a)
If prior to the commencement of any Interest Period:

(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis); provided that no Benchmark Transition Event shall have occurred at this time; or

(ii)
the Administrative Agent is advised by the Required Lenders that the Term SOFR Reference Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter. In the event of any such determination, until the Administrative Agent has advised the Borrower that the circumstances giving rise to such notice no longer exist, any such Borrowing shall be made as a Base Rate Borrowing. Furthermore, if any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.04(a), then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day.

(b)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such

Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a monthly.

(c)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.04(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.04, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.04.

(e)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)
Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

3.05
Mitigation Obligations; Replacement of Lenders.

(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 3.02, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.03, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)
Replacement of Lenders. If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.05(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.06
Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV GUARANTY

4.01
The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Secured Party and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02
Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)
at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)
any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)
any Lien granted to, or in favor of, any Secured Party as security for any of the Obligations shall fail to attach or be perfected; or

(e)
any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Secured Parties exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03
Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Secured Parties (taken as a whole), and, of a single local counsel to the Secured Parties (taken as a whole) in each relevant material jurisdiction (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of one additional firm of counsel for all such affected parties (taken as a whole))) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04
Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05
Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

4.06
Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have terminated.

4.07
Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO COMMITMENTS AND BORROWINGS

5.01
Conditions of Commitments.

This Agreement and the Commitments hereunder shall become effective on the Closing Date upon the satisfaction of the following conditions precedent:

(a)
This Agreement. Receipt by the Administrative Agent of executed counterparts of this Agreement (other than the Schedules and Exhibits hereto), properly executed by a Responsible Financial Officer of the signing Loan Party and each other party to this Agreement, in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

5.02
Conditions of Initial Borrowing.

The obligation of Lender to make its portion of the Loans to be advanced on the Funding Date hereunder is subject to the satisfaction of the following conditions precedent by the Lenders of each of the following conditions precedent during the Funding Period (the date of satisfaction or waiver thereof, the “Funding Date”):

(a)
The conditions to effectiveness set forth in Section 5.01 shall have occurred.

(b)
Loan Documents. Receipt on or prior to the Funding Date hereunder by the Administrative Agent of Schedules and Exhibits to this Agreement, Disclosure Letter and executed counterparts of the other Loan Documents, each properly executed by a Responsible Financial Officer of the signing Loan Party and each other party to such Loan Documents, in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

(c)
Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Funding Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(d)
Financial Statements; Due Diligence. The Administrative Agent shall have received the Audited Financial Statements, the Interim Financial Statements and such other reports, statements and due diligence items as the Administrative Agent or any Lender shall request.

(e)
No Material Adverse Change. There shall not have occurred since December 31, 2021 any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)
Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(g)
Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)
copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary, assistant secretary or treasurer of such Loan Party to be true and correct as of the Funding Date;

(ii)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Financial Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Financial Officer thereof authorized to act as a Responsible Financial Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)
such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of incorporation, organization or formation.

(h)
Perfection and Priority of Liens. Receipt by the Administrative Agent on or prior to the Funding Date of the following, all in form and substance reasonably satisfactory to the Administrative Agent:

(i)
searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)
UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)
all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers (or equivalent documents in any applicable jurisdiction) and other customary deliverables in connection with security over Equity Interests attached thereto;

(iv)
evidence (in a form and substance satisfactory to the Administrative Agent) that no restrictions on the transfer of any shares which are charged pursuant to the

Pledge Agreement exist in the Organization Documents of the issuer of such shares save as otherwise agreed by the Administrative Agent;

(v)
searches of ownership of, and Liens on, the Intellectual Property of each Loan Party in the appropriate governmental offices;

(vi)
duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Intellectual Property of the Loan Parties;

(vii)
subject to Section 7.21, in the case of any personal property Collateral located at a premises leased by a Loan Party, such Collateral Access Agreements as may be reasonably required by the Administrative Agent; and

(viii)
such Deposit Account Control Agreements as shall be necessary to cause the Loan Parties to be in compliance with Section 7.16.

(i)
Evidence of Insurance. Receipt on or prior to the Funding Date by the Administrative Agent of copies of certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or Lender’s loss payee (in the case of property insurance) on behalf of the Secured Parties.

(j)
Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Financial Officer of the Borrower certifying (i) that the conditions specified in Sections 5.02(e), (f) and (m) and Sections 5.02(a) and (b) have been satisfied, (ii) that the Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis, and (iii) that as of the Funding Date, the Borrower and its Subsidiaries have no Indebtedness for borrowed money, other than Indebtedness permitted by Section 8.03.

(k)
Existing Indebtedness. All of the existing Indebtedness for the borrowed money of the Loan Parties and their respective Subsidiaries (including all Indebtedness under the Existing Credit Agreement but, for the avoidance of doubt, excluding Indebtedness permitted to exist under Section 8.03) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Funding Date (the “Refinancing”).

(l)
Governmental and Third Party Approvals. The Borrower and its Subsidiaries shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or any of its Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(m)
Corporate Structure and Capitalization. The capital and ownership structure and the equity holder arrangements of the Borrower on the Funding Date, on a pro forma basis after giving effect to the transactions contemplated by the Loan Documents shall be reasonably satisfactory to the Lenders.

(n)
Letter of Direction. Receipt by the Administrative Agent of a satisfactory letter of direction containing funds flow information with respect to the proceeds of the Loans to be made on the Funding Date.

(o)
Fees. Receipt on or prior to the Funding Date by Royal Bank of Canada, the Administrative Agent and the Lenders of any fees required to be paid on or before the Funding Date (including pursuant to the Fee Letter).

(p)
Attorney Costs; Due Diligence Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of Royal Bank of Canada and the Lenders, in each case, incurred prior to the Funding Date, plus such additional amounts of such reasonable and documented out-of-pocket fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(q)
Sale and Leaseback Transaction. That certain Sale and Leaseback Transaction contemplated by the Purchase Agreement shall have been consummated by Societal CDMO Gainesville, LLC pursuant to that certain Master Lease Agreement.

(r)
Equity Raise. The Borrower shall have received net cash proceeds of at least

$32,500,000 from the issuance of its Qualified Capital Stock on or prior to the Funding Date (the “Equity Raise”).

(s)
Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries.

The conditions set forth in this Section 5.02 shall have occurred on or prior to expiration of the Funding Period (or the Commitments hereunder shall terminate at such time).

5.03
Conditions to all Borrowings.

The obligation of each Lender to honor any Loan Notice is subject to the following conditions precedent:

(a)
The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 5.03, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)
No Default or Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c)
The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.03(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE VI REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant, unless otherwise indicated, as of the Closing Date ~~and~~, the Funding Date and the Second Amendment Effective Date, to the Administrative Agent and the Lenders that:

6.01
Existence, Qualification and Power.

Each Loan Party and each of its Subsidiaries (a) is duly organized, incorporated or formed, validly existing and (to the extent applicable under any such Laws) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02
Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or

(c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB) except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referenced in clause (b) to the extent that such conflict, breach, contravention or payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.03
Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents and (c) the filing of any applicable notices under securities laws.

6.04
Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.

6.05
Financial Statements; No Material Adverse Effect.

(a)
The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(b)
The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(c)
From the date of the Audited Financial Statements to and including the ~~Funding~~Second Amendment Effective Date, there has been no Disposition by any Loan Party or any Subsidiary of any material party of the business or property of the Loan Parties and their respective Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to the Loan Parties and their respective Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the ~~Funding~~Second Amendment Effective Date or publicly filed under applicable securities laws.

(d)
The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) or (b), as applicable) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e)
Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06
Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to the legality, validity or enforceability of this Agreement or any other Loan Document, or the consummation of any of the transactions contemplated hereby or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.07
No Default.

(a)
Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)
No Default has occurred and is continuing.

6.08
Ownership of Property; Liens.

Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09
Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)
Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and, to the knowledge of any Responsible Officer of any Loan Party, there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)
None of the Facilities contains, or, to the knowledge of any Responsible Officer of any Loan Party, has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)
Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)
Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)
No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)
There has been no release or, to the knowledge of any Responsible Officer of any Loan Party, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10
Insurance.

(a)
The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the ~~Closing~~Second Amendment Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10 to the Disclosure Letter.

(b)
Each Loan Party and each of their respective Subsidiaries maintains, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

6.11
Taxes.

The Loan Parties and their Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party.

6.12
ERISA Compliance.

(a)
Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.

(b)
There are no pending or, to the knowledge of any Responsible Officer of a Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)
(i) No ERISA Event has occurred for which there remains any outstanding liability and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date, (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, and (vi) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.13
Subsidiaries and Capitalization.

(a)
Set forth on Schedule 6.13(a) to the Disclosure Letter is a complete and accurate list as of the ~~Closing~~Second Amendment Effective Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization or incorporation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and non-assessable.

(b)
As of the ~~Closing~~Second Amendment Effective Date, except as described on Schedule 6.13(b) to the Disclosure Letter, there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Borrower or any of its Subsidiaries. As of the ~~Closing~~Second Amendment Effective Date, there are no agreements (voting or otherwise) among the Borrower’s equity holders with respect to any other aspect of the Borrower’s affairs, except as set forth on Schedule 6.13(b) to the Disclosure Letter.

6.14
Margin Regulations; Investment Company Act.

(a)
The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b)
None of any Loan Party or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15
Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, in each case of the foregoing, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished, and when taken as a whole) contains, when furnished, any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to financial projections, estimates, budgets or other forward-looking information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was prepared (it being understood that such information is as to future events and is not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projection, estimate or forecast will be realized and that actual results during the period or periods covered by any such projections, estimate, budgets or forecasts may differ significantly from the projected results and such differences may be material).

6.16
Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17
Intellectual Property; Licenses, Etc.

(a)
Schedule 6.17(a) to the Disclosure Letter sets forth a complete and accurate list as of the ~~Closing~~Second Amendment Effective Date of the following Intellectual Property: (i) all Patents of any Loan Party or any Subsidiary that are issued, or in respect of which an application has been filed or recorded, with the United States Patent and Trademark Office or with any other

Governmental Authority (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (ii) all Trademarks of any Loan Party or any Subsidiary that are issued, or in respect of which an application has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Trademarks, (iii) all Copyrights of any Loan Party or any Subsidiary that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights, and (iv) each other item of Material Intellectual Property, owned or licensed by any Loan Party or any Subsidiary. Schedule 6.17(a) to the Disclosure Letter also sets forth a complete and accurate list as of the ~~Closing~~Second Amendment Effective Date of all license agreements (inbound or outbound) of any Material Intellectual Property. No settlements or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Loan Party or any Subsidiary or to which such Loan Party or Subsidiary is bound that adversely affects its rights to own or use any Material Intellectual Property.

(b)
With respect to all Material Intellectual Property:

(i)
each Loan Party and its respective Subsidiaries, as applicable, owns or has a valid license to such Material Intellectual Property free and clear of any and all Liens other than Permitted Liens;

(ii)
each Loan Party and its respective Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect such Material Intellectual Property;

(iii)
except as set forth on Schedule 6.17(b)(iii) to the Disclosure Letter, or for rejections issued by a Governmental Authority in the ordinary course of prosecuting Patent or Trademark applications, (A) there is no proceeding challenging the validity or enforceability of any such Material Intellectual Property, (B) none of the Loan Parties nor any of their respective Subsidiaries is involved in any such proceeding with any Person, and (C) none of the Material Intellectual Property is the subject of any Other Administrative Proceeding;

(iv)
(A) such Material Intellectual Property is subsisting, (B) to the knowledge of any Responsible Officer of any Loan Party, such Material Intellectual Property is valid and enforceable and (C) no event has occurred, and nothing has been done or omitted to have been done, including payment of maintenance, renewal or other fees payable or owing by the applicable Loan Party or Subsidiary for any such Material Intellectual Property, that would affect the validity or enforceability of such Material Intellectual Property and all such Material Intellectual Property is in full force and effect and has not lapsed, or been forfeited or cancelled or abandoned and there are no unpaid maintenance, renewal or other fees payable or owing by such Loan Party or Subsidiary for any such Material Intellectual Property;

(v)
each Loan Party and its respective Subsidiaries, as applicable, is the sole and exclusive owner of all right, title and interest in and to all such Material Intellectual Property that is owned by it, subject only to Permitted Liens;

(vi)
to the extent any such Material Intellectual Property was authored, developed, conceived or created, in whole or in part, for or on behalf of any Loan Party or any Subsidiary by any Person, then such Loan Party or Subsidiary has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such Material Intellectual Property to such Loan Party or Subsidiary, except as could not reasonably be expected to have a material adverse effect on such Loan Party’s or such Subsidiary’s ownership of such Material Intellectual Property; and

(vii)
as of the ~~Closing~~Second Amendment Effective Date, no such Material Intellectual Property is subject to any license grant by any Loan Party or Subsidiary or similar arrangement, except for (x) license grants between the Loan Parties and (y) those license grants disclosed on Schedule 6.17(a) to the Disclosure Letter.

(c)
Except as otherwise disclosed on Schedule 6.17(c) to the Disclosure Letter, to the knowledge of any Responsible Officer of any Loan Party, no Third Party is committing any act of Infringement of any Material Intellectual Property which could reasonably be expected to materially impair any Loan Party’s or any Subsidiary’s ability to generate revenue from such Material Intellectual Property.

(d)
With respect to each license agreement listed on Schedule 6.17(a) to the Disclosure Letter, such license agreement (i) is in full force and effect and is binding upon and enforceable against each Loan Party (or each Loan Party’s respective Subsidiaries, as applicable) party thereto and, to the knowledge of any Responsible Officer of any Loan Party, all other parties thereto in accordance with its terms, (ii) except for amendments and modifications provided to the Administrative Agent, has not been amended or otherwise modified, and (iii) is not currently subject to any material default or breach by the Borrower or any Subsidiary thereunder or, to the knowledge of any Responsible Officer of any Loan Party, by any other party thereto. None of the Loan Parties nor any of their respective Subsidiaries has taken or omitted to take any action that would permit any other Person party to any such license agreement to have, and to the knowledge of any Responsible Officer of any Loan Party, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder.

(e)
Except as could not reasonably be expected, either alone or in the aggregate, to have a Material Adverse Effect or a material adverse effect on any Product Development and Commercialization Activities, (i) none of the Loan Parties nor any of their respective Subsidiaries has received written notice from any Third Party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party, and (ii) the conduct of the business of the Loan Parties and their respective Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party.

(f)
No Loan Party nor any Subsidiary has made any assignment or agreement in conflict with the security interest in the Intellectual Property of the Borrower or any Guarantor hereunder and no license agreement with respect to any such Intellectual Property conflicts in any material respect with the security interest granted to the Administrative Agent, on behalf of the Lenders, pursuant to the terms of the Loan Documents. Except as set forth on Schedule

6.17(f) to the Disclosure Letter, no Material Intellectual Property constitutes Excluded Property (other than Material Intellectual Property subject to any inbound license entered into after the ~~Closing~~Second Amendment Effective Date in accordance with Section 7.18). The consummation of the transactions contemplated hereby and the exercise by the Administrative Agent or the Lenders of any right or protection set forth in the Loan Documents will not constitute a breach or violation of, or otherwise affect the enforceability or approval of, (i) any licenses of any Material Intellectual Property owned or licensed by any Loan Party or Subsidiary or (ii) any Regulatory Authorizations.

6.18
Solvency.

The Borrower and its Subsidiaries, on a consolidated basis, are Solvent (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto).

6.19
Perfection of Security Interests in the Collateral.

Subject to Section 7.21, the Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Collateral Documents, perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

6.20
Business Locations.

Set forth on Schedule 6.20(a) to the Disclosure Letter is a complete and correct list of all real property located in the United States that is owned or leased by the Loan Parties as of the ~~Closing~~Second Amendment Effective Date (with (x) a description of each real property that is Excluded Property and (y) a designation of whether such real property is owned or leased). Set forth on Schedule 6.20(b) to the Disclosure Letter is the taxpayer identification number and organizational identification number of each Loan Party as of the ~~Closing~~Second Amendment Effective Date. The exact legal name and state of organization of (a) the Borrower (i) is as set forth on the signature pages hereto or (ii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c) and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c). Except as set forth on Schedule 6.20(c) to the Disclosure Letter, no Loan Party has during the five years preceding the ~~Closing~~Second Amendment Effective Date (i) changed its legal name, (ii) changed its state of organization, or (iii) been party to a merger, consolidation or other change in structure.

6.21
Sanctions; Anti-Corruption Laws; PATRIOT Act.

(a)
Sanctions. None of the Loan Parties or any of their respective Subsidiaries, or any of the respective directors, officers or, to the knowledge of any Responsible Officer of any Loan Party, employees, agents, affiliates or representatives of any of the foregoing, is a Sanctioned Person. The Loan Parties and their Subsidiaries have within the past five (5) years conducted their respective businesses in compliance with applicable Sanctions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Sanctions.

(b)
Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their respective businesses in compliance with applicable Anti-Corruption Laws, and have instituted and maintained policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws.

(c)
Anti-Money Laundering Laws. The Loan Parties and their respective Subsidiaries are and have been within the past five (5) years in compliance, in all material respects, with applicable Anti-Money Laundering Laws.

6.22
Registration Rights.

The Borrower is under no requirement to register under the Securities Act, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

6.23
Material Contracts.

Set forth on Schedule 6.23 to the Disclosure Letter is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries as of the ~~Closing~~Second Amendment Effective Date, with an adequate description of the parties thereto, and amendments and modifications thereto. Each such Material Contract (a) is in full force and effect and is binding upon and enforceable against the Borrower and its Subsidiaries party thereto and, to the knowledge of any Responsible Officer of the Borrower, all other parties thereto in accordance with its terms (except for expirations of such Material Contracts in accordance with their terms), and (b) is not currently subject to any material breach or default by the Borrower or any Subsidiary or, to the knowledge of any Responsible Officer of the Borrower, any other party thereto. None of the Borrower nor any of its Subsidiaries has taken or failed to take any action that would permit any other Person party to any Material Contract to have, and, to the knowledge of any Responsible Officer of the Borrower, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder. Other than those agreements entered into after the ~~Closing~~Second Amendment Effective Date (but, in the case of such agreements, subject to Section 7.18), none of the Material Contracts are non-assignable by their terms (other than those certain agreements separately noted in Schedule 6.23 to the Disclosure Letter) or as a matter of law, or prevent the granting of a security interest therein. The consummation of the transactions contemplated by the Loan Documents and the exercise by the Administrative Agent or the Lenders of any right or protection set forth in the Loan Documents will not constitute a breach or violation of, or otherwise affect the enforceability of, or give rise to a right of termination in favor of any party to any Material Contract.

6.24
Compliance of Products.

(a)
The Borrower and its Subsidiaries have obtained all Material Regulatory Authorizations required for the conduct of their business as currently conducted, and all such Material Regulatory Authorizations are in full force and effect, without restriction, and all such Regulatory Authorizations held by the Loan Parties and their respective Subsidiaries or their licensees are (i) legally and beneficially owned exclusively by one of the Loan Parties and their respective Subsidiaries or licensees, free and clear of all Liens other than Liens permitted pursuant to Section 8.01, and (ii) validly registered and on file with the applicable Regulatory Agency, in compliance in all material respects with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing (to the extent applicable), valid and enforceable with the applicable Regulatory Agency. All required notices, registrations and listings, supplemental applications or notifications, reports (including reports of adverse experiences) and other required filings with respect to all material Products have been filed with the FDA, the DEA, and all other applicable Regulatory Agencies when due, except where the failure to do so could not reasonably be expected to result in a material adverse effect on any Product Development and Commercialization Activities.

(b)
Except where the failure to do so could not reasonably be expect to result in the termination or restriction of a Material Regulatory Authorization, all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted by any Loan Party or any of its Subsidiaries in connection with any and all requests for a Regulatory Authorization from the FDA or other Regulatory Agency relating to the Borrower or any Subsidiary, their business operations and to the Products, when submitted to the FDA or other Regulatory Agency were, to the knowledge of any Responsible Officer of any Loan Party, true, complete and correct in all material respects as of the date of submission (including any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data that have been submitted to the FDA or other Regulatory Agency). To the knowledge of any Responsible Officer of any Loan Party, the Material Regulatory Authorizations are valid and supported by proper research, design, testing, analysis and disclosure. To the knowledge of any Responsible Officer of any Loan Party, there has been no (i) material untrue statement of fact and/or no fraudulent statement made by the Loan Parties or their respective Subsidiaries, or any of their respective agents or representatives to the FDA or any other Governmental Authority, and (ii) none of the Loan Parties and their Subsidiaries has failed to disclose any fact required to be disclosed, committed an act, made a statement, or failed to make a statement to the FDA or any other Governmental Authority that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(c)
Except as could not reasonably be expected to result in a material adverse effect on any Product Development and Commercialization Activities:

(i)
the Products, as well as the business of the Loan Parties and their respective Subsidiaries, comply with (A) all applicable Laws, rules, regulations, orders, injunctions and decrees of the FDA, the DEA, and any other applicable Regulatory Agency, including, without limitation, all applicable requirements of the FDCA, the PHSA, the Controlled Substances Act, and similar state Laws, and (B) all Product Authorizations, Regulatory Authorizations, and all other Permits;

(ii)
none of the Loan Parties or their respective Subsidiaries have received, and no Responsible Officer of any Loan Party has knowledge of, any inspection reports, warning letters, untitled letters, Safety Notices or similar documents with respect to any Product or any Product Development and Commercialization Activities, from any Regulatory Agency that assert lack of compliance with any applicable Laws, rules, regulations, orders, injunctions, or decrees;

(iii)
none of the Loan Parties, or their respective Subsidiaries have received any written notice of, and no Responsible Officer of any Loan Party has knowledge of, any pending regulatory enforcement action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) with respect to the Products, and to the knowledge of any Responsible Officer of any Loan Party, there is no basis for any adverse regulatory action with respect to the Products or any Product Development and Commercialization Activities; and

(iv)
(A) there have been no Safety Notices, (B) to the knowledge of any Responsible Officer of any Loan Party, there are no facts that could reasonably result in issuance of a Safety Notice, (C) the Loan Parties and/or their Subsidiaries have not received any written notice of, and no Responsible Officer of any Loan Party has knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Regulatory Agency with respect to or in connection with any Products, or any consent decrees (including plea agreements) which relate to any Products, and (D) to the knowledge of any Responsible Officer of any Loan Party, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Regulatory Agency relating to the Products or for the issuance of any consent decrees. None of the Loan Parties or their respective Subsidiaries nor, to the knowledge of any Responsible Officer of any Loan Party, any of their respective suppliers is employing or utilizing the services of any individual who has been convicted of any crime or engaged in any conduct for which debarment or temporary suspension under any applicable Law, rule or regulation is warranted.

(d)
Except as set forth on Schedule 6.24(d) to the Disclosure Letter, the Borrower and its Subsidiaries have not received any written communication from any Regulatory Agency regarding, and, to the knowledge of any Responsible Officer of any Loan Party, there are no facts or circumstances that are reasonably likely to give rise to (A) any material adverse change in any Material Regulatory Authorization, or any failure to materially comply with any applicable Laws or any term or requirement of any Regulatory Authorization or (B) any revocation, withdrawal, suspension, cancellation, material limitation, termination or material adverse modification of any Material Regulatory Authorization.

(e)
Except as could not reasonably be expected, either alone or in the aggregate, to result in a Material Adverse Effect, all studies, tests, preclinical trials and clinical trials conducted by or on behalf of any Loan Party or any of its respective Subsidiaries with respect to any Product have been conducted in compliance with applicable Laws, including cGCPs. Except as set forth on Schedule 6.24(e) to the Disclosure Letter, none of the Loan Parties or their respective Subsidiaries has received from the FDA or other applicable Regulatory Agency any notices or correspondence alleging any material non-compliance with applicable Laws or requiring the termination, suspension, material adverse modification or clinical hold of any studies, tests or clinical trials in any material respect with respect to or in connection with the Products.

(f)
With respect to Products, except as could not reasonably be expected, either alone or in the aggregate, to result in a Material Adverse Effect, (i) all activities by the Loan Parties and their respective Subsidiaries relating to the Products have been conducted, and are currently being conducted, in compliance with applicable Laws and the requirements of all applicable Regulatory Agencies, including, without limitation, cGMPs, adverse event reporting requirements, and state and federal requirements relating to the handling of controlled substances and (ii) none of the Loan Parties or their respective Subsidiaries has received written notice or are aware of a threat of commencement of action by any Governmental Authority to initiate any action against the Borrower or a Subsidiary, any action to enjoin the Borrower or a Subsidiary, its officers, directors, employees, or its agents and Affiliates, from conducting its business at any facility owned or used by the Borrower or a Subsidiary or for any civil penalty, injunction, seizure or criminal action. No Product in the inventory of the Loan Parties or their respective Subsidiaries is adulterated or misbranded. All labels and labeling (including package inserts) and product information are in material compliance with applicable FDA and other Regulatory Agency requirements, and the Products are in material compliance with all classification, registration, listing, marking, tracking, reporting, recordkeeping and audit requirements of the FDA, the DEA, and any other Regulatory Agency. No Product is an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA.

(g)
Except as could not reasonably be expected, either alone or in the aggregate, to result in a Material Adverse Effect, all manufacturing facilities owned or operated by the Loan Parties and their respective Subsidiaries are and have been operated in compliance with cGMPs and all other applicable. Except as set forth on Schedule 6.24(g) to the Disclosure Letter, the FDA has not issued any Form 483, warning letter, or untitled letter with respect to any such facility or any Product manufactured in any such facility, or otherwise alleged any material non-compliance with cGMPs or other applicable Laws.

(h)
The Borrower has made available to the Administrative Agent all material adverse event reports and communications to or from the FDA (if any) and other relevant Regulatory Agencies, including material inspection reports, warning letters, Safety Notices, untitled letters, and material reports, studies and other correspondence, other than opinions of counsel that are attorney-client privileged, with respect to regulatory matters relating to the Loan Parties and their respective Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned or operated by the Loan Parties and their respective Subsidiaries, and the Products.

(i)
Neither the Borrower nor any Subsidiary has experienced any significant failures in the manufacturing of any Product that either resulted in a Material Adverse Effect or, if such failure occurred again, could reasonably be expected to have a Material Adverse Effect.

(j)
Except as set forth on Schedule 6.24(j) to the Disclosure Letter, none of the Products has been since December 8, 2019 or is currently the subject of any legal proceeding that could reasonably be expected to result in a judgment in excess of the Threshold Amount, and which claims that any Product, or its use, is defective or has resulted in or proximately caused any injury to any Person or property.

(k)
None of the Loan Parties or any of their respective Subsidiaries has received any notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or other similar U.S. federal, state, or foreign Governmental Authority alleging any violation of, or relating to any investigation for a potential violation of, the Federal Anti-kickback Statute, the Federal False Claims Act, any Anti-Corruption Laws, any Sanctions, any Anti-Money Laundering Laws, or any other U.S. federal or state Law or any foreign Law. None of the Loan Parties or any of their respective Subsidiaries is aware of any conduct that reasonably could be interpreted as a violation of any such law.

(l)
The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not impair the Loan Parties’ ownership of or rights under (or the license or other right to use, as the case may be) any Material Regulatory Authorizations relating to the Products in any material manner.

(m)
No Loan Party nor any of its Subsidiaries is enrolled in or currently receives payments from any federal or state government or private healthcare reimbursement program or has ever been terminated from any federal or state government or private healthcare reimbursement program (including Medicare or Medicaid) or otherwise had its rights to receive payments from any government or private healthcare reimbursement program adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party.

(n)
Except as set forth on Schedule 6.24(n) to the Disclosure Letter, no Loan Party nor any of its Subsidiaries nor, to the knowledge of any Responsible Officer of any Loan Party, any individual who is currently, or has been since December 8, 2019, an officer, director, manager, or employee of any Loan Party or any of its respective Subsidiaries, has been convicted of, charged with, or, to the knowledge of any Responsible Officer of any Loan Party, investigated for any federal or state health program-related offense or any other offense related to healthcare or been terminated, excluded or suspended from participation in any such program, or has been convicted of, charged with or, to the knowledge of any Loan Party or Subsidiary, investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Regulatory Agency related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of the Loan Parties nor any of their respective Subsidiaries nor, to the knowledge of any Responsible Officer of any Loan Party, any individual who is an officer, director or employee of any Loan Party or any of its respective Subsidiaries has been convicted or charged with any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion under 21 U.S.C. Section 335a or any other applicable Law, including without limitation exclusion from any government healthcare program, and no debarment or exclusion proceedings or, the knowledge of any Responsible Officer of any Loan Party, investigations in respect of the business of any Loan Party or any of its respective Subsidiaries are pending or, the knowledge of any Responsible Officer of any Loan Party, threatened against any Loan Party or any of its respective Subsidiaries, or, to the knowledge of any Responsible Officer of any Loan Party, any individual who is an officer, director, manager or employee of any Loan Party or any of its respective Subsidiaries.
(o)
All material Products as of the ~~Closing~~Second Amendment Effective Date are listed on Schedule 1.01 to the Disclosure Letter. The Borrower has delivered to the Administrative Agent on or prior to the ~~Closing~~Second Amendment Effective Date copies of all Material Regulatory Authorizations relating to such Products issued or outstanding as of the ~~Closing~~Second Amendment Effective Date; provided, that, if after the ~~Closing~~Second Amendment Effective Date, the Borrower or any Subsidiary wishes to manufacture, sell, develop, test or market any new Product, the Borrower shall promptly provide to the Administrative Agent an updated copy of Schedule 1.01 to the Disclosure Letter and copies of all Material Regulatory Authorizations relating to such new Product and/or the Borrower’s or such Subsidiary’s manufacture, sale, development, testing or marketing thereof issued or outstanding; and provided, further, that, if the Borrower and/or any Subsidiary shall at any time obtain any new or additional Material Regulatory Authorizations from the FDA or foreign counterparts of the FDA, with respect to any material Product which has previously been disclosed to Administrative Agent, the Borrower shall promptly give written notice to Administrative Agent of such new or additional Material Regulatory Authorizations, along with a copy thereof.

6.25
Labor Matters.

There are no existing or threatened strikes, lockouts or other labor disputes involving the Borrower or any Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, hours worked by and payment made to employees of the Borrower and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

6.26
EEA Financial Institution.

Neither any Loan Party nor any Subsidiary is an EEA Financial Institution.

6.27
Regulation H.

No real property subject to a Mortgage is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such real property subject to a Mortgage is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program,

(b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders and (c) such other flood hazard determination forms, notices and confirmations thereof as reasonably requested by the Administrative Agent. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

ARTICLE VII AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Loan Parties shall and shall cause each Subsidiary to:

7.01
Financial Statements.

Deliver to the Administrative Agent (for further distribution to each Lender):

(a)
as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, when required to be filed with the SEC), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and in the case of such consolidated statements, audited and accompanied by a report and opinion of KPMG or an independent certified public accountant of nationally or regionally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (except to the extent any such qualification results solely from a current maturity of the Loans) or any qualification or exception as to the scope of such audit, and in the case of such consolidating statements certified by a Responsible Financial Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and

(b)
as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, when required to be filed with the SEC), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02
Certificates; Other Information.

Deliver to the Administrative Agent (for further distribution to each Lender):

(a)
concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower (in each case, which is a Responsible Financial Officer of the Borrower), certifying compliance with the covenants set forth in ~~Section~~Sections 8.16 and 8.17, and setting forth a calculation of the Consolidated Leverage Ratio (and, for the avoidance of doubt, each component definition thereof), in each case, for the four fiscal quarter period covered thereby;

(b)
as soon as available, and in any event within seven (7) Business Days after the end of each calendar month, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower (in each case, which is a Responsible Financial Officer of the Borrower), certifying compliance with the covenant set forth in Section 8.16(a);

(c)
~~(b)~~ as soon as practicable, and in any event not later than thirty (30) days after the commencement of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries for the then current fiscal year containing, among other things, projections for each quarter of such fiscal year, in form and substance reasonably satisfactory to the Administrative Agent;

(d)
~~(c)~~ promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication (other than those that are administrative or ministerial in nature) sent to the equityholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)
~~(d)~~ concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Financial Officer of the Borrower

containing information regarding the amount of all Dispositions and Involuntary Dispositions, in each case, the Net Cash Proceeds of which exceed $1,000,000, all Debt Issuances, all Extraordinary Receipts the Net Cash Proceeds of which exceed $1,000,000 and all Acquisitions that occurred during the period covered by such financial statements;

(f)
~~(e)~~ promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(g)
~~(f)~~ promptly after the furnishing thereof, copies of any statement or report (other than those that are administrative or ministerial in nature) furnished to any holder of debt securities of any Loan Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement evidencing an aggregate principal amount outstanding in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(h)
~~(g)~~ promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry (which could reasonably be expected to lead to an investigation) by such agency regarding financial or other operational results of any Loan Party or any Subsidiary and (ii) copies of any material written correspondence or any other material written communication from the FDA or any other regulatory body;

(i)
~~(h)~~ promptly, ~~such~~board presentations and any other additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

(j)
~~(i)~~ concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Financial Officer of the Borrower (i) listing (A) all applications with the United States Copyright Office or the United States Patent and Trademark Office by any Loan Party, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters patent by the United States Copyright Office or the United States Patent and Trademark Office on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) any license of Material Intellectual Property entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) with respect to any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements, such information with respect to such insurance coverage as is required to be included on Schedule 6.10 to the Disclosure Letter; ~~and~~

(k)
~~(j)~~ promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of the findings of any inspections of any manufacturing facilities of any Loan Party, any Subsidiary or any Third Party suppliers of any

Loan Party or any Subsidiary by any Governmental Authority (including any Form 483s and warning letters).;

(l)
on August 14, 2023 and the eighth (8th) Business Day of each month thereafter, an updated 13-week cash flow forecast, setting forth all sources and uses of cash and beginning and ending cash balances, in each case in form and substance satisfactory to the Administrative Agent; and

(m)
on August 22, 2023 and the Tuesday of each week thereafter, a report of actual cash flows for the period beginning with the date of the most recent 13-week cash flow forecast and ending with the week most recently ended, with a comparison of the actual weekly and cumulative cash flows for such period to the cash flow forecast for such period in the most recently delivered 13-week cash flow forecast, in each case in form and substance satisfactory to the Administrative Agent.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) with respect to documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(a), (b), (d) or (i), the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03
Notices.

(a)
Promptly (and in any event, within three (3) Business Days after a Responsible Officer of any Loan Party obtains knowledge thereof) notify the Administrative Agent of the occurrence of any Default (including, for the avoidance of doubt, any Default that occurs as a result of a Responsible Officer of any Loan Party obtaining knowledge that, even if the full amount permitted to be added back pursuant to clause (b)(x) of the definition of “Consolidated CDMO EBITDA” were to be added back pursuant to such definition with respect to a particular period, the Loan Parties would not be in compliance with the financial covenant set forth in Section 8.16(b) for such period).

(b)
Promptly (and in any event, within five (5) Business Days after a Responsible Officer of any Loan Party obtains knowledge thereof) notify the Administrative Agent of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)
Promptly (and in any event, within ten (10) Business Days) notify the Administrative Agent of the occurrence of any ERISA Event.

(d)
Promptly (and in any event, not later than the next date on which a Compliance Certificate is required to be delivered pursuant to Section 7.02(a)) notify the Administrative Agent of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(e)
Promptly (and in any event, within seven (7) Business Days after a Responsible Officer of any Loan Party obtains knowledge thereof) notify the Administrative Agent of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower which has been instituted or, to the knowledge of any Responsible Officer of any Loan Party, is threatened against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to result in losses and/or expenses in excess of the Threshold Amount.

(f)
Promptly (and in any event within five (5) Business Days) notify the Administrative Agent after (i) the Borrower enters into a new Material Contract or (ii) an existing Material Contract is amended or terminated, except to the extent such entry into, or amendment or termination of, a Material Contract is disclosed in a public filing made with the SEC.

Each notice pursuant to this Section 7.03(a) through (f) shall be accompanied by a statement of a Responsible Financial Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04
Payment of Obligations.

Pay and discharge, as the same shall become due and payable, (a) all its federal and state income and other material Taxes upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens).

7.05
Preservation of Existence, Etc.

(a)
Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or Section 8.05.

(b)
Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization or incorporation, as the case may be (to the extent applicable under such Laws), except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)
Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06
Maintenance of Properties.

(a)
Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have (i) a material adverse impact on any Product Development and Commercialization Activities or (ii) a Material Adverse Effect.

(b)
Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c)
Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07
Maintenance of Insurance.

(a)
Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)
Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c)
Subject to Section 7.21, cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, with respect to any such insurance providing property coverage, and/or additional insured with respect to any such insurance providing liability coverage, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it, that it will give the Administrative Agent thirty (30) days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be canceled. So long as no Event of Default shall have occurred and be continuing, subject to Section 2.03(b), the Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of the Borrower and its Subsidiaries (and the Administrative Agent shall promptly remit to the Borrower any proceeds with respect to such insurance received by it).

(d)
Promptly notify the Administrative Agent of any real property subject to a Mortgage that is, or becomes, a Flood Hazard Property.

7.08
Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of

Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09
Books and Records.

(a)
Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)
Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10
Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (so long as a representative of the Borrower is provided a reasonable opportunity to participate in any such discussion with such accountants), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Borrower; provided, however, so long as no Event of Default exists, only the Administrative Agent may exercise rights under this Section 7.10 and the Administrative Agent shall not exercise such rights more often than one (1) time in any fiscal year (excluding any such visits during the continuance of an Event of Default); provided, further, however, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11
Use of Proceeds.

Use the proceeds of the Loans (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries and (b) for other general corporate purposes, provided, that, in no event shall the proceeds of the Loans be used in contravention of any Loan Document.

7.12
Additional Subsidiaries.

Within thirty (30) days (or such longer period as the Administrative Agent shall agree in it is sole discretion) after the acquisition or formation of any Subsidiary:

(a)
notify the Administrative Agent thereof in writing, together with the

(i) jurisdiction of organization or incorporation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b)
if such Subsidiary is a Wholly Owned Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.02(g) and (h) and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13
ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) except as could not reasonably be expected to have a Material Adverse Effect, maintain each Plan in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, and (b) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

7.14
Pledged Assets.

(a)
Equity Interests. Subject to Section 7.21, cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than any Foreign Subsidiary Holding Company) directly owned by a Loan Party and (ii) 65% (or such greater percentage to the extent that it could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding voting Equity Interests (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding non-voting Equity Interests (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Subsidiary Holding Company, in each case, directly owned by a Loan Party, in each case, to be subject at all times to a first priority (subject to Permitted Liens), perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel (if requested by the Administrative Agent in connection with the entering into of a Collateral Document in connection with any such pledge) and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)
Other Property. Subject to Section 7.21, cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority (subject to Permitted Liens), perfected and, in the case of owned or leased real property, title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to (and subject to the limitations and exceptions set forth in) the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date (with respect to which (x) the Administrative Agent’s Lien does not automatically attach under then-existing Collateral Documents or (y) the then-existing Collateral Documents do not automatically create a Lien in favor of the Administrative Agent), such other additional security documents as the Administrative Agent shall request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents, and favorable opinions of counsel to such Person (if requested by the Administrative Agent in connection with the entering into of a Collateral Document in connection with the granting of any such security interest), all in form, content and scope reasonably satisfactory to the Administrative Agent (it being understood that the Loan Parties shall have sixty (60) days (or such longer period as the Administrative Agent shall agree in its sole discretion) to comply with this Section 7.14(b) with respect to any owned or leased real property acquired or leased after the Closing Date (such period to be measured from the date of acquisition of such real property or the signing date of the lease of such real property, as applicable)).

7.15
Compliance with Material Contracts.

Comply in all material respects with each Material Contract of such Person.

7.16
Deposit Accounts.

(a)
Within thirty (30) days (or such longer period as the Administrative Agent shall agree in its sole discretion) after the acquisition or establishment of any Deposit Account (other than any Excluded Account) by any Loan Party, provide written notice thereof to the Administrative Agent.

(b)
Subject to Section 7.21, cause all Deposit Accounts of the Loan Parties (other than Excluded Accounts) at all times to be subject to Deposit Account Control Agreements, in each case in form and substance satisfactory to the Administrative Agent (it being understood that the Loan Parties shall have sixty (60) days (or such longer period as the Administrative Agent shall agree in its sole discretion) to comply with this Section 7.16(b) with respect to any Deposit Account acquired or established after the Funding Date (such period to be measured from the date of acquisition or establishment)).

7.17
Products and Key Permits.

(a)
With respect to all Products, obtain, maintain and preserve, comply with in all material respects (except where the failure to so comply could not reasonably be expected to result in the loss thereof), and take all necessary action to timely renew, all Key Permits.

(b)
(i) Maintain or cause to be maintained each Permit, including each Key Permit, from, or file any notice or registration in, each jurisdiction in which any Loan Party or any Subsidiary or licensee is required to obtain any Permit or Regulatory Authorization or file any notice or registration, in each case, that is necessary and material for the sale and distribution of the Products, it being understood that this Section 7.17(b) does not concern Permits required to be maintained by customers of the Borrower or any of its Affiliates for any research, development, design, investigation, manufacture, marketing or distribution conducted or sponsored by such customer of the Borrower or any of its Affiliates of any finished product that is a combination of any Product with any drugs of such customers, and (ii) upon request, promptly provide evidence of same to the Administrative Agent.

7.18
Consent of Licensors.

At the end of each fiscal month after entering into or becoming bound by any Material Contract or any inbound license or agreement (other than (i) over-the-counter software that is commercially available to the public and (ii) any license of or agreement relating to Intellectual Property that is not Material Intellectual Property) after the Closing Date: (a) provide written notice to the Administrative Agent of the material terms of such Material Contract, license or agreement if (x) the actions described in clause (b) below would need to be taken with respect to such Material Contract, license or agreement if requested by the Administrative Agent or (y) the entering into or becoming bound by such Material Contract, license or agreement has not been previously disclosed in a public filing made with the SEC, in each case with a description of its anticipated and projected impact on such Person’s business and financial condition; and (b) take such commercially reasonable actions as the Administrative Agent may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Administrative Agent to be granted and perfect a valid security interest in such Material Contract, license or agreement and to fully exercise its rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such Material Contract, license or agreement.

7.19
Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a) Conduct its business in compliance with applicable Anti-Corruption Laws and applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and applicable Sanctions; and (b) conduct its business in compliance, in all material respects, with applicable Anti-Money Laundering Laws.

7.20
Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a)
With respect to the Products, (i) maintain in full force and effect all Material Regulatory Authorizations, and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all other contract rights, authorizations or other rights necessary or material for the operations of its business, and comply with the terms and conditions applicable to the foregoing; (ii) notify the Administrative Agent, promptly after a Responsible Officer of any Loan Party has knowledge thereof, of any Safety Notices with respect to any Product or manufacturing facility owned or operated by any Loan Party or its respective Subsidiaries, or any basis for undertaking or issuing any such action or item, in each case, that could reasonably be expected to have a material effect on any Product Development and Commercialization Activities; (iii) design, manufacture, store, transport, label, sell, market, and distribute all Products in compliance with applicable Laws, including without limitation, cGMPs, the FDCA, the PHSA, the Controlled Substances Act, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (iv) conduct all studies, tests and clinical trials relating to the Products in accordance with all cGCPs, and other applicable Laws, except where the failure to do so could not reasonably be expected to have a material effect on any Product Development and Commercialization Activities; (v) operate all manufacturing facilities in material compliance with applicable Laws, including without limitation, cGMPs, the Controlled Substances Act, except where the failure to do so could not reasonably be expected to have a material effect on any Product Development and Commercialization Activities; (vi) maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Material Intellectual Property owned or controlled by such Loan Party or its respective Subsidiaries, excluding the maintenance of Intellectual Property that in the commercially reasonable business judgment of the Borrower is not necessary or material for either (x) the conduct of the business of any Loan Party or its Subsidiaries or (y) any material Product Development and Commercialization Activities associated with any Product; (vii) notify the Administrative Agent, promptly after any Responsible Officer of any Loan Party has knowledge thereof, of any Infringement or other violation by any Person of its Material Intellectual Property; (viii) use commercially reasonable efforts to pursue, enforce, and maintain in full force and effect legal protection (except as Borrower may otherwise determine in its reasonable business judgment) for all Material Intellectual Property developed or controlled by such Loan Party or any of its respective Subsidiaries; and (ix) notify the Administrative Agent, promptly after any Responsible Officer of any Loan Party has knowledge thereof, of any claim by any Person that the conduct of such Loan Party’s or such Subsidiary’s business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Person.

(b)
Furnish to the Administrative Agent prompt written notice of the following after a Responsible Officer of any Loan Party has knowledge thereof:

(i)
any notice that the FDA or other Governmental Authority is or is considering limiting, suspending or revoking any Material Regulatory Authorization, changing the market classification or labelling of or otherwise materially restricting the Products of any Loan Party or any of its Subsidiaries;

(ii)
any Loan Party or any of its respective Subsidiaries being considered or becoming subject to any administrative or regulatory enforcement action, any non-routine FDA or EMA inspection or any non-routine inspection by any other Person, receipt of material inspectional observations (e.g., on FDA Form 483), warning letter, or notice of violation letter, or any product of any Loan Party or any of its respective Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product; or

(iii)
copies of any written recommendation received by a Loan Party or Subsidiary from any Governmental Authority that any Loan Party or any of its respective Subsidiaries, or any obligor to which any Loan Party or any of its respective Subsidiaries provides Products or services, should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed.

7.21
Post-Closing Obligations.

Within the time periods set forth therefor on Schedule 7.21 (or such longer periods of time as may be agreed to by the Administrative Agent in its sole discretion), deliver to the Administrative Agent such other documents, instruments, certificates or agreements as are listed on Schedule 7.21 or take such other actions as are described on Schedule 7.21, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided that Schedule 7.21 can be supplemented or modified on the Funding Date with the consent of the Administrative Agent and the Borrower.2

7.22
Second Amendment Obligations.

The Borrower shall cause management of the Borrower and at the request of the Administrative Agents, other professionals, to attend conference calls with the Administrative Agent and the Lenders from time to time, but no less than once every two weeks.

ARTICLE VIII NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which

2 To include real estate collateral and landlord access letters no claim has been asserted), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01
Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)
Liens pursuant to any Loan Document;

(b)
Liens existing on the date hereof and listed on Schedule 8.01 to the Disclosure

Letter;

(c)
Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that, such Liens secure only amounts (i) not yet due and payable, (ii) if due, not overdue by more than thirty (30) days,

(iii) that if overdue by more than thirty (30) days, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established or (iv) with respect to which the failure to make payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e)
pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)
deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, indemnity and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)
(i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and (ii) Liens disclosed on any Mortgage that are reasonably acceptable to the Administrative Agent;

(h)
Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)
(i) Liens securing Indebtedness permitted under Section 8.03(e)(i), provided, that: (x) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (y) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s-length basis) of the property being acquired on the date of acquisition and (z) such Liens attach to such property concurrently with or within 180 days after the acquisition thereof and (ii) Liens securing Indebtedness permitted under Section 8.03(e)(ii) on any assets or property prior to the acquisition thereof and not created in contemplation of or in connection with such acquisition or Investment; provided, that, such Liens do not at any time encumber any assets or property other than the assets or property financed by such Indebtedness and, for the avoidance of doubt, such Liens do not apply to any other assets or property of the Borrower or any Subsidiary;

(j)
licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

(k)
(i) any interest of title of a lessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement and (ii) the filing of UCC financing statements solely as a precautionary measure with respect to operating leases in the ordinary course of business;

(l)
Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, in each case incurred in the ordinary course of business;

(m)
Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(n)
Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)
Permitted Licenses;

(p)
Liens on cash collateral pledged to secure Indebtedness in respect of corporate credit cards permitted pursuant to Section 8.03(f);

(q)
Liens in favor of customs and revenue authorities arising as a matter of law, in the ordinary course of business, to secure payment of customs duties in connection with the importation of goods;

(r)
pledges and deposits in the ordinary course of business securing liability to insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary (including obligations in respect of letters of credit or bank guarantees for the benefit of such insurance carriers);

(s)
customary rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions), in each case, with respect to the Equity Interests of any joint venture or other Person that is not a Subsidiary;

(t)
Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; provided, that, such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

(u)
to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with a Permitted Acquisition or any other Investment permitted under Section 8.02 (other than by reference to this Section 8.01 (or any sub-clause hereof));

(v)
Liens solely on cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other Investment permitted under Section 8.02 (other than by reference to this Section 8.01 (or any sub-clause hereof));

(w)
Liens solely on cash and Cash Equivalents securing Indebtedness permitted under Section 8.03(m), in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; and

(x)
other Liens securing Indebtedness or other obligations, in an aggregate amount not to exceed $250,000 at any one time outstanding; provided, that, no such Lien shall secure any Indebtedness for borrowed money.

8.02
Investments.

Make any Investments, except:

(a)
Investments held by the Borrower or any Subsidiary in the form of cash or Cash Equivalents;

(b)
Investments existing as of the Closing Date and set forth in Schedule 8.02 to the Disclosure Letter;

(c)
Investments in any Person that is a Loan Party prior to giving effect to such Investment;

(d)
(i) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (ii) Investments by Loan Parties in Subsidiaries that are not Loan Parties, in an aggregate amount not to exceed $1,000,000 at any one time outstanding; provided, that, no Investment otherwise permitted by this clause (d)(ii) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom;

(e)
(i) Permitted Acquisitions, (ii) Investments consisting of earnest money deposits in connection with Permitted Acquisitions and (iii) Investments held by a Person acquired or merged into the Borrower or any Subsidiary in connection with a Permitted Acquisition so long as such Investments were not made in contemplation of such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(f)
Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)
Investments consisting of the non-cash portion of the sales consideration received by the Borrower or any of its Subsidiaries in connection with any Disposition permitted under Section 8.05 (other than by reference to this Section 8.02 (or any sub-clause hereof));

(h)
Investments consisting of travel advances and employee relocation loans, and other employee loans and advances to officers, directors and employees in the ordinary course of business, not to exceed $250,000 in the aggregate outstanding at any one time;

(i)
Investments consisting of security deposits with utilities, landlords and other like Persons made in the ordinary course of business;

(j)
to the extent constituting Investments, Investments consisting of the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(k)
(i) the non-exclusive licensing of technology, the development of technology or the providing of technical support, in each case in connection with joint ventures or other strategic alliances, and (ii) to the extent constituting Investments, Permitted Transfers and Dispositions permitted by Section 8.05 (other than by reference to this Section 8.02 (or any sub-clause hereof));

(l)
Investments constituting Swap Contracts permitted under Section 8.03; and

(m)
other Investments not exceeding $250,000 in the aggregate at any one time outstanding; provided, that, no Investment otherwise permitted by this clause (n) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

8.03
Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)
Indebtedness under the Loan Documents;

(b)
Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and described on Schedule 8.03 to the Disclosure Letter and Permitted Refinancings thereof;

(c)
intercompany Indebtedness permitted under Section 8.02 (other than by reference to this Section 8.03 (or any sub-clause hereof));

(d)
obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided, that, such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;”

(e)
(i) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (w) no Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect thereto, (x) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (y) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (other than by an amount equal to unpaid interest and premium thereon, and any underwriting discounts, fees, commissions and expenses associated with such refinancing) and (z) the total of all such Indebtedness incurred in reliance on this clause (i) for all such Persons taken together, together with the total of all Indebtedness assumed by the Borrower and its Subsidiaries in reliance on clause (ii) of this Section 8.03(e), shall not exceed an aggregate principal amount of $1,000,000 at any one time outstanding and (ii) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) assumed in connection with a Permitted Acquisition or other Investment permitted by Section 8.02, that was incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that, (x) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (other than by an amount equal to unpaid interest and premium thereon, and any underwriting discounts, fees, commissions and expenses associated with such refinancing), (y) such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition or other Investment and (z) the total of all such Indebtedness assumed in reliance on this clause (ii) for all such Persons taken together, together with the total of all Indebtedness incurred by the Borrower and its Subsidiaries in reliance on clause (i) of this Section 8.03(e), shall not exceed an aggregate principal amount of $1,000,000 at any one time outstanding;

(f)
Indebtedness in respect of obligations relating to corporate credit cards, purchase cards or bank card products, not to exceed $1,000,000 in the aggregate at any one time outstanding;

(g)
Guarantees permitted by Section 8.02 (other than by reference to this Section 8.03 (or any sub-clause hereof));

(h)
Indebtedness in respect of any agreement providing for treasury, depositary, or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions, securities settlements, assumed settlement, netting services, overdraft protections and other cash management and similar arrangements, in each case in the ordinary course of business; provided, that, any such Indebtedness is extinguished within thirty (30) days;

(i)
advances or deposits in the ordinary course of business from customers, vendors or partners and, in each case, not constituting Indebtedness for borrowed money;

(j)
Indebtedness (other than Indebtedness for borrowed money) issued or created in the ordinary course of business in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations;

(k)
Indebtedness incurred as a result of endorsing negotiable instruments in the ordinary course of business;

(l)
(i) Indebtedness constituting Earn Out Obligations or obligations in respect of working capital adjustment requirements under the agreements used to consummate a Permitted Acquisition or other Investment permitted under Section 8.02 (other than by reference to this Section 8.03 (or any sub-clause hereof)), and (ii) Indebtedness incurred pursuant to the IRISYS Seller Note, so long as (A) the aggregate principal amount of such Indebtedness does not exceed

$6,116,672.72, (B) such Indebtedness is unsecured and does not mature prior to the ninety-first (91st) day after the Maturity Date, (C) such Indebtedness is subordinated to the Obligations at all times on terms and conditions that are reasonably satisfactory to the Administrative Agent on the ~~Closing~~Second Amendment Effective Date;

(m)
Indebtedness with respect to outstanding letters of credit, banker’s acceptances or similar instruments posted in the ordinary course of business in connection with the manufacturing of any Product or in connection with the supply chain related to any Product, in an aggregate amount (i.e., the aggregate stated amount of such letters of credit, banker’s acceptances and similar instruments) not to exceed $10,000,000 at any one time outstanding;

(n)
Indebtedness of the type described in Section 8.01(f), not to exceed $250,000 in the aggregate at any one time outstanding; and

(o)
other Indebtedness not otherwise permitted by the foregoing clauses of this Section 8.03, not to exceed $1,000,000 in the aggregate at any one time outstanding.

8.04
Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries, provided, that, the Borrower shall be the continuing or surviving Person, (b) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower), (c) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party, provided, that, the continuing or surviving Person shall be such Loan Party or concurrently therewith become a Loan Party, (d) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any other Subsidiary that is not a Loan Party, (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time, provided, that, such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and all of its assets and business are transferred to a Loan Party or solely in the case of a Subsidiary that is not a Loan Party, another Subsidiary that is not a Loan Party prior to or concurrently with such dissolution, liquidation or winding up, (f) in connection with any Permitted Acquisition or other Investment permitted under Section 8.02 (other than by reference to this Section 8.04 (or any sub-clause hereof)) the Borrower or any Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, so long as

(i)
the Person surviving such merger with any Subsidiary shall be a direct or indirect Wholly Owned

Subsidiary (and, if such Subsidiary is a Domestic Subsidiary, a Wholly Owned Domestic Subsidiary), (ii) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving Person, and (iii) in the case of any such merger to which a Loan Party (other than the Borrower) is a party, the surviving Person is such Loan Party or concurrently therewith becomes a Loan Party, and (g) in connection with any Disposition permitted under Section 8.05 (other than by reference to this Section 8.04 (or any sub-clause hereof)) any Subsidiary that is not a Loan Party may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it to consummate such Disposition.

8.05
Dispositions.

Make any Disposition (which, for the avoidance of doubt, shall not include any Permitted Transfer), except that, (a) the Loan Parties may consummate the Specified Asset Sale and (b) the Borrower and each Subsidiary may make Dispositions if, with respect to any such Disposition, (i) the consideration paid in connection therewith shall be at least 75% cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) no Default or Event of Default shall have occurred and be continuing both immediately prior to and after giving effect to such Disposition, (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, and (iv) the aggregate fair market value of all of the assets sold or otherwise disposed of in such Disposition together with the aggregate fair market value of all assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions occurring during the term of this Agreement does not exceed

$2,000,000.

8.06
Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)
each Subsidiary may make Restricted Payments to the Borrower and to any Subsidiary that owns Equity Interests of such Subsidiary (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary to the Borrower and any such other Subsidiary, to each other owner of Equity Interests of such Subsidiary, based on their relative ownership interests);

(b)
the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Capital Stock of such Person (including in connection with a conversion of convertible securities pursuant to the terms thereof or in exchange therefor);

(c)
(i) the Borrower may make cashless repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants of such Equity Interests to represent a portion of the exercise price of such options or warrants; and (ii) the Borrower may make redemptions, repurchases or other acquisitions of its Equity Interests in consideration of withholding or similar taxes payable by any present or former officer, employee, director or member of management, including deemed repurchases in connection with the exercise of stock options;

(d)
the Borrower may make payments of cash in lieu of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or in connection with exercises or conversions of options, warrants and other convertible securities; and

(e)
the Borrower may distribute rights to purchase its Qualified Capital Stock pursuant to any shareholder rights plan and redeem such rights for nominal consideration in accordance with the terms of such shareholder rights plan.

8.07
Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related or incidental thereto or which constitutes a reasonable extension or expansion thereof.

8.08
Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) (i) transactions solely among Loan Parties and (ii) transactions solely among Subsidiaries that are not Loan Parties, (b) transfers of cash and assets to any Loan Party,

(c) intercompany transactions expressly permitted by Section 8.02, 8.03, 8.04, 8.05 or 8.06 (in each case, other than by reference to this Section 8.08 (or any sub-clause hereof)), (d) normal and reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reimbursement of expenses of officers and directors in the ordinary course of business,

(e) except as otherwise specifically limited in this Agreement, other transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s-length transaction with a Person other than an officer, director or Affiliate and

(f) transactions set forth on Schedule 8.08 to the Disclosure Letter.

8.09
Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (a) make Restricted Payments to any Loan Party, (b) pay any Indebtedness or other obligations owed to any Loan Party, (c) make loans or advances to any Loan Party, (d) transfer any of its property to any Loan Party, (e) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) in the case of the Borrower or any Wholly Owned Domestic Subsidiary, act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) through (e) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (5) customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business, (6) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.02 and applicable solely to the assets of such joint ventures, so long as such provisions and restrictions remain in effect, and (7) restrictions or encumbrances in any agreement in effect at the time such Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary.

8.10
Use of Proceeds.

Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11
Prepayment of Junior Debt.

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Junior Debt of any Loan Party or any Subsidiary (other than (i) intercompany Indebtedness of the Borrower and its Subsidiaries permitted by Section 8.03 and (ii) unsecured Indebtedness incurred in reliance on Section 8.03(d), Section 8.03(f) or Section 8.03(k)) or make any payment in violation of any subordination provision applicable to such Junior Debt.

8.12
Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Certain Amendments.

(a)
Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b)
Change its fiscal year without the prior written consent of the Administrative

Agent.

(c)
Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of incorporation or organization or form of incorporation or organization.

(d)
Amend, supplement, waive or otherwise modify, or enter into any forbearance from exercising any rights with respect to, (i) any Material Contract or (ii) any document or other agreement evidencing Indebtedness in excess of the Threshold Amount, in each case, in a manner materially adverse to the Lenders.

8.13
Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Loan Party or any Subsidiary to issue or have outstanding any shares of Disqualified Capital Stock or (b) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary, except for Permitted Liens.

8.14
Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15
Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a)
Directly or indirectly, use any portion of the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds of any Loan to any Person, to fund or facilitate any activities of or business with any Sanctioned Person, or in any Designated Jurisdiction, or in any other manner that would constitute or give rise to a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of any Sanctions.

(b)
Directly or indirectly, use any portion of the proceeds of any Loan for any purpose in a manner that would constitute a violation of applicable Anti-Corruption Laws or applicable Anti-Money Laundering Laws.

8.16
Financial Covenants.

(a)
Liquidity. Permit Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement on a consolidated basis to be less than the amount set forth in the chart below under the heading labeled “Minimum Liquidity” as of the end of the applicable corresponding ~~fiscal quarter of the Borrower~~calendar month under the heading labeled “Measuring Date”:

Measuring Date	Minimum Liquidity

~~Each of December 31, 2022, March 31, 2023, June 30, 2023 and~~The last day of each calendar month ending September 30, 2023, December 31, 2023 and March 31, 2024	$4,000,000
The last day of the calendar month ending June 30, 2024	$3,500,000
~~Each of December 31, 2023, March 31, 2024, June 30, 2024 and~~The last day of the calendar month ending September 30, 2024	$4,500,000
The last day of each ~~fiscal quarter commencing~~calendar month ending December 31, 2024 ~~until the Maturity Date~~, March 31, 2025, June 30, 2025 and September 30, 2025	$5,000,000
The last day of each calendar month (other than the calendar months specified above)	$1,500,000

(b)
Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than: (i) with respect to ~~any~~the fiscal ~~quarter~~quarters of the Borrower ending ~~after the Closing Date until and including~~ September 30, 2023, December 31, 2023 and March 31, 2024, 3.75:1.00 and (~~iii~~ii) with respect to any fiscal quarter of the Borrower ending thereafter (commencing with the fiscal quarter ~~ended December 31, 2023~~ending June 30, 2024), 2.75:1.00.

(c)
Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio (i) as of the last day of the fiscal quarter of the Borrower ending on September 30, 2023 to be less than 1.00:1.00 and (ii) as of the last day of each fiscal quarter of the Borrower ending on or after December 31, ~~2022, the Borrower will not permit the Fixed Charge Coverage Ratio for the most recently Measurement Period~~2023 to be less than ~~1.15 to~~ 1.05:1.00.

8.17
Capital Expenditures.

Beginning with the fiscal quarter of the Borrower ending December 31, 2023, make or commit to make any Funded Capital Expenditure, other than Funded Capital Expenditures of the Borrower not exceeding $9,000,000 in the aggregate for the period of the four fiscal quarters of the Borrower most recently ended.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01
Events of Default.

Any of the following shall constitute an Event of Default:

(a)
Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, or any prepayment premium or fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)
Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 7.03(a), 7.05(a) (solely as to any Loan Party), 7.10, 7.11, 7.12, 7.14(a), 7.17 ~~or~~, 7.21 or 7.22 or Article VIII or (ii) any of Section 7.01, 7.02(a) ~~or~~, 7.02(b) or 7.02(c), and, solely in the case of this clause (ii), such failure is not remedied within five (5) Business Days thereafter; or

(c)
Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of the date on which (i) a Responsible Officer of any Loan Party becomes aware of such failure and
(ii)
written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)
Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)
Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), but only after the expiration of any grace period applicable thereto, in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that, clause (i)(B) above shall not apply to secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents governing such Indebtedness; or

(ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap

Contract) resulting from any event of default under such Swap Contract as to which the

Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)
Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, examiner, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, examiner, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)
Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails to generally pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)
Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) such judgment or order shall not have been vacated or discharged or stayed pending appeal within thirty (30) calendar days from entry; or

(i)
ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)
Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)
Material Adverse Effect. There occurs any circumstance or circumstances that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; or

(l)
Change of Control. There occurs any Change of Control; or

(m)
Invalidity of Subordination Provisions. Any subordination provision in any document or instrument governing Indebtedness that is purported to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any Indebtedness that is to be subordinated to the Obligations, or any subordination provision in any guaranty by any Loan Party of any such Indebtedness, shall cease to be in full force and effect, or any Person (including the holder of any such Indebtedness) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(n)
Injunction. Any court order enjoins, restrains, or prevents any Loan Party or any Subsidiary from conducting any material part of the business of the Borrower and its Subsidiaries (taken as a whole); or

(o)
Key Permit Events. Any Key Permit or any Loan Party’s or any Subsidiary’s material rights or interests thereunder is terminated or amended in any manner adverse to such Loan Party or its applicable Subsidiary and such termination or amendment either cannot be cured or cannot be cured within a reasonable time frame, not to exceed forty-five (45) days; or

(p)
Regulatory Matters. If any of the following occurs: (i) the FDA, CMS, EMA, DEA, or any other Governmental Authority (A) issues a letter or other communication asserting that any material Product lacks a required Material Regulatory Authorization or (B) initiates an enforcement action against, or issues a warning letter or takes any other action with respect to, any Loan Party or any of its respective Subsidiaries, or any of its material Products or the manufacturing facilities therefor, in each such case described in this clause (i), that causes such Loan Party or its applicable Subsidiary to discontinue or suspend marketing or withdraw any of its material Products, or causes a delay in the manufacture or offering of any of its material Products, which discontinuance, withdrawal or delay continues for more than forty-five (45) days; (ii) a recall which could reasonably be expected to result in liability to any Loan Party or any of its respective Subsidiaries, the incurrence of which could reasonably be expected to have a Material Adverse Effect; or (iii) any Loan Party or any of its respective Subsidiaries enters into a settlement agreement with the FDA, CMS, EMA, DEA, or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, the incurrence of which could reasonably be expected to have a Material Adverse Effect; or

(q)
Material Covered Agreements. Any Loan Party or any Subsidiary breaches any Material Covered Agreement, which breach permits (or could be reasonably expected to permit) the counterparty to terminate such Material Covered Agreement if such breach is not cured within the applicable cure period, and such breach continues uncured for more than the applicable cure period specified in the relevant agreement.

9.02
Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)
declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)
exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

9.03
Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on, and any compensation due with respect to, the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X ADMINISTRATIVE AGENT

10.01
Appointment and Authority.

(a)
Each of the Lenders hereby irrevocably appoints Royal Bank of Canada, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. Except for the rights of the Borrower under Section 10.06, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02
Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03
Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.01 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04
Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05
Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06
Resignation of Administrative Agent.

The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (so long as no Event of Default under Section 9.01(a), 9.01(f) or 9.01(g) has occurred and is continuing; such approval not to be unreasonably withheld), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Event of Default under Section 9.01(a), 9.01(f) or 9.01(g) has occurred and is continuing) by the Borrower or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (so long as no Default or Event of Default under Section 9.01(a), 9.01(f) or 9.01(g) has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor has accepted appointment as Administrative Agent by the date which is thirty

(30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative

Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.07
Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08
Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.09
Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)
to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)
to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)
to release any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) upon termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.10 Erroneous Payments.

(a)
If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.10(a) and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(iii)
it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(iv)
such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.10(b).

(c)
Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)
(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 11.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)
The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 10.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)
Each party’s obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI MISCELLANEOUS

11.01
Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a)
no such amendment, waiver or consent shall:

(i)
extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.03, or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)
postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)
reduce the principal of, the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)
change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(v)
except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby, except to the extent the release of any Collateral is permitted pursuant to Section 10.09 (in which case such release may be made by the Administrative Agent acting alone);

(vi)
release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.09 (in which case such release may be made by the Administrative Agent acting alone);

(vii)
amend, modify or waive any provision of Section 2.11 or 9.03, or any other pro rata sharing provision or “waterfall” provision hereunder, without the consent of each directly and adversely affected Lender; and

(viii)
subordinate the Obligations to any other Indebtedness for borrowed money or subordinate the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral to the Liens securing any other Indebtedness for borrowed money without the written consent of each Lender directly and adversely affected thereby; and

(b)
unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that, notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding anything to the contrary herein, the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any factual or typographical error, omission, defect or inconsistency therein, (2) grant a new Lien for the benefit of the Lenders, extend an additional Lien over additional property for the benefit of the Lenders or join additional Persons as Loan Parties or (3) without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Change or otherwise effectuate the terms of Section 3.04 or 2.06(d) in accordance with the terms thereof.

11.02
Notices and Other Communications; Facsimile Copies.

(a)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)
if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)
if to any other Lender, to the address, facsimile number, electronic mail address or telephone number of its Lending Office (whether specified on Schedule 11.02 or separately specified to the Borrower and the Administrative Agent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)
Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)
Change of Address, Etc. Each of the Borrower, the Lenders and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative

Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)
Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them in accordance with Section 11.04 from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03
No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Secured Parties; provided, however, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04
Expenses; Indemnity; and Damage Waiver.

(a)
Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent and of a single local counsel to the Administrative Agent and its Affiliates (taken as a whole) in each relevant material jurisdiction), in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and (B) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Loan Documents and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent and the Lenders (taken as a whole), and, of a single local counsel to the Administrative Agent and the Lenders (taken as a whole) in each relevant material jurisdiction (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of one additional primary firm of counsel for all such affected parties (taken as a whole) and one additional firm of counsel for all such affected parties (taken as a whole) in each relevant material jurisdiction)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)
Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Indemnitees (taken as a whole), and, of a single local counsel to the Indemnitees (taken as a whole) in each relevant material jurisdiction (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of one additional primary firm of counsel for all such affected parties (taken as a whole) and one additional firm of counsel for all such affected parties (taken as a whole) in each relevant material jurisdiction)) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee, or (B) a claim brought by any Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, or (iii) arise solely from a dispute among the Indemnitees (except when and to the extent that one of the Indemnitees party to such dispute was acting in its capacity or in fulfilling its role as Administrative Agent, or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of the Borrower or any of its Affiliates. This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any third party claim or any other non-Tax claim.

(c)
Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(b).

(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the Loan Parties, the Administrative Agent, any Lender, any other party hereto or any Indemnitee shall assert, and each such Person hereby waives and acknowledges that no other Person shall have, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, that, the foregoing shall in no event limit the indemnification obligations of the Loan Parties under clause (b) above to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)
Payments. All amounts due under this Section shall be payable not later than ten

(10) Business Days after demand therefor.

(f)
Survival. The agreements in this Section and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05
Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06
Successors and Assigns.

(a)
Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments under any Facility and the Loans at the time owing to it (in each case with respect to any Facility)); provided, that, any such assignment shall be subject to the following conditions:

(i)
Minimum Amounts.

(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment with respect to any Facility and/or the Loans with respect to any Facility at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans with respect to any

Facility of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than

$1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 9.01(a), 9.01(f) or 9.01(g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of

(i) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. The assignee, if it is not a Lender, shall deliver to the Administrative Agent such information, including notice information, as the Administrative Agent shall reasonably require, including any information necessary for the Administrative Agent to maintain the Register.

(v)
No Assignment to Certain Persons. No such assignment shall be made

(A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or

(C) to a natural Person.

(vi)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.02 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)
Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 (subject to the requirements and limitations therein (it being understood that the documentation required under Section 3.01(c) shall be delivered to the participating Lender)) and Section 3.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.02, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.05 with respect to any Participant. To the fullest extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5 of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07
Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of, and not disclose, the Information (as defined below), except that Information may be disclosed (a) to its

Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information prior to such disclosure and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case the disclosing party agrees, to the extent permitted by law, rule or regulation and reasonably practicable, to promptly inform the Borrower, except with respect to any audit or examination conducted by bank accountants or any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, that, (x) prior to any disclosure under this clause (c), the Administrative Agent or such Lender agrees to endeavor to provide the Borrower with prior notice thereof to the extent that the Administrative Agent or such Lender is permitted to provide such prior notice to the Borrower pursuant to the terms of applicable laws and regulations or such subpoena or legal process, as the case may be, and (y) any disclosure under this clause (c) pursuant to subpoena or similar legal process shall be limited solely to that portion of the Information as may be specifically compelled by such subpoena or similar legal process, (d) to any other party hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the members of its investment committee (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower who is not, to the knowledge of the Administrative Agent or such Lender, in breach of any obligation of confidentiality to any Loan Party or Subsidiary with respect to such Information.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of, and not disclose, Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised a commercially reasonable degree of care to maintain the confidentiality of such Information.

11.08
Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09
Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10
Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01 and Section 5.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11
Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Loan or other Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall remain unpaid or unsatisfied.

11.12
Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13
Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and 3.02) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a)
such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts); and

(b)
such assignment does not conflict with applicable Laws;

(c)
in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)
in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination.

Notwithstanding anything to the contrary set forth herein, the failure by any Lender replaced pursuant to this Section 11.13 to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Lender and the mandatory assignment of such Lender’s Commitments and outstanding Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14
Governing Law; Jurisdiction; Etc.

(a)
GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)
SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)
WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15
Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16
Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17
USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” rules and Anti-Money Laundering Laws, including the USA PATRIOT Act.

11.18
No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, RBC Capital Markets, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, RBC Capital Markets and the Lenders on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, RBC Capital Markets and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, RBC Capital Markets and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, RBC Capital Markets nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, RBC Capital Markets or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19
Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)
the effects of any Bail-in Action on any such liability, including, if applicable:

(i)
a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.20
Collateral and Guaranty Release.

Upon the request of the Borrower, the Administrative Agent agrees to execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request, in each case in accordance with the terms of the Loan Documents and this Section 11.20:

(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)
to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)
to release any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) upon termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents.

The Administrative Agent will promptly, in connection with the foregoing, at the Borrower’s expense, and the Lenders hereby authorize the Administrative Agent to, deliver to the applicable Loan Party any Collateral in the Administrative Agent’s possession following the release of such Collateral pursuant to the terms hereof.

11.21
Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of Page Intentionally Left Blank]

Annex B

[See attached]

Schedule 11.02

Certain Addresses for Notices

To Any Loan Party:

Ryan Lake

Chief Financial Officer Societal CDMO, Inc.

1 E. Uwchlan Avenue, Suite 112

Exton, PA 19341

Email: ryan.lake@recrocdmo.com With a copy to:

Jennifer Porter Goodwin Procter LLP One Commerce Square

2005 Market St., 32nd Floor Philadelphia, PA 19103

Email: jporter@goodwinlaw.com Phone: 445-207-7806

Kathryn P. Nordick

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square

Eighteenth and Arch Streets Philadelphia, PA 19103

Email: kathryn.nordick@troutman.com Phone: 215-981-4379

To the Administrative Agent:

Royal Bank of Canada

155 Wellington Street West, 8th Floor Toronto, Ontario M5V 3K7

Canada

Attention: Manager, Agency Services Email: rbcmagnt@rbccm.com